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As filed with the Securities and Exchange Commission on July 22, 2013

Registration No. 333-189496

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLEXTRONICS INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	3672 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

2 Changi South Lane,
Singapore 486123
(65) 6876 9899
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

(See table of additional registrant guarantors on the inside facing page)

Jonathan S. Hoak
Executive Vice President and General Counsel
Flextronics International Ltd.
2 Changi South Lane
Singapore 486123
(65) 6876 9899
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan Marsch Sr. Vice President and Deputy General Counsel Flextronics International Ltd. 2 Changi South Lane Singapore 486123 (65) 6876 9899	Jeffrey N. Ostrager, Esq. Raymond T. Hum, Esq. Curtis, Mallet-Prevost, Colt & Mosle LLP 101 Park Avenue New York, New York 10178 (212) 696-6000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this registration statement.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

             Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

             Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Flextronics America, LLC	Delaware	77-0587128	3672
Flextronics International USA, Inc.	California	94-3061570	3672
Flextronics Logistics USA, Inc.	California	77-0570619	3672
Flextronics International Asia-Pacific Ltd	Republic of Mauritius	Not Applicable	3672
Flextronics Sales & Marketing (A-P) Ltd.	Republic of Mauritius	Not Applicable	3672
Flextronics Sales and Marketing Consumer Digital Ltd.	Republic of Mauritius	Not Applicable	3672
Flextronics Telecom Systems Ltd	Republic of Mauritius	Not Applicable	3672
Flextronics Marketing (L) Ltd.	Federal Territory of Labuan, Malaysia	Not Applicable	3672
Flextronics Sales & Marketing North Asia (L) Ltd	Federal Territory of Labuan, Malaysia	Not Applicable	3672
Flextronics International Europe B.V.	The Netherlands	Not Applicable	3672
Flextronics International Kft.	Hungary	Not Applicable	3672

        Address, including zip code, and telephone number, including area code, of each registrant guarantor's principal executive offices is c/o Flextronics International Ltd., 2 Changi South Lane, Singapore 486123, (65) 6876 9899.

        Name, address, including zip code, and telephone number, including area code, of each registrant guarantor's agent for service is Jonathan S. Hoak, Executive Vice President and General Counsel, Flextronics International Ltd., 2 Changi South Lane, Singapore 486123, (65) 6876 9899.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2013

PRELIMINARY PROSPECTUS

Flextronics International Ltd.

Offer to Exchange up to $500,000,000 Principal Amount of 4.625% Notes due 2020 for a Like Principal Amount of 4.625% Notes due 2020 which have been registered under the Securities Act of 1933

and

Offer to Exchange up to $500,000,000 Principal Amount of 5.000% Notes due 2023 for a Like Principal Amount of 5.000% Notes due 2023 which have been registered under the Securities Act of 1933

          We are offering to exchange $500,000,000 aggregate principal amount of our outstanding, unregistered 4.625% Notes due 2020 (the "original 2020 notes") for an equivalent amount of registered 4.625% Notes due 2020 (the "exchange 2020 notes") and $500,000,000 aggregate principal amount of our outstanding, unregistered 5.000% Notes due 2023 (the "original 2023 notes" and, together with the original 2020 notes, the "original notes" and each an "original note") for an equivalent amount of registered 5.000% Notes due 2023 (the "exchange 2023 notes" and, together with the exchange 2020 notes, the "exchange notes" and each an "exchange note"). The original notes and the exchange notes are sometimes referred to in this prospectus together as the "notes." The terms of the exchange notes are substantially identical to the terms of the corresponding series of the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the original notes do not apply to the exchange notes. The original notes may only be tendered in exchange for exchange notes of the corresponding series in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof.

          The exchange offers will expire at 11:59 p.m., New York City time, on                        , 2013, subject to our right to extend the expiration date for any exchange offer. Upon expiration of the exchange offers, all outstanding original notes that are validly tendered and not validly withdrawn will be exchanged for a like principal amount of the applicable series of the exchange notes. You may withdraw tendered original notes at any time prior to the expiration date.

          The exchange notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the exchange notes. On the issue date of the exchange notes, our obligations under the exchange notes will be, guaranteed, jointly and severally, fully and unconditionally (subject to the subsidiary guarantee termination provisions described under "Description of Notes—Guarantees"), and on an unsecured basis, by each of our subsidiaries that guarantees our indebtedness under, or is a borrower under, our Credit Facilities (as defined under "Description of Notes—Definitions"). All references to the notes include references to the related guarantees.

          For a more detailed description of the exchange notes, see "Description of Notes."

          Participating in the exchange offers and investing in the exchange notes involve risks. See "Risk Factors" beginning on page 10 for a discussion of certain factors you should carefully consider before deciding whether to participate in any exchange offer and investing in the exchange notes.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The date of this prospectus is                        , 2013

        You should rely only on the information contained in this prospectus and the documents incorporated by reference herein. We have not authorized any person to provide you with any information or represent anything about us or the exchange offers that is not contained in this prospectus or incorporated by reference herein. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding original notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

        This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address described under "Where You Can Find More Information." Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents. You may request a copy of those documents, at no cost, by writing or telephoning us at:

Flextronics International Ltd.
6201 America Center Drive
San Jose, CA 95002 U.S.A.
Attention: Investor Relations
Telephone: (408) 576-7985

        In order to ensure timely delivery of the requested documents, requests should be made no later than                        , 2013, which is five business days before the date the exchange offers expire.

        See "Where You can Find More Information" and "Incorporation of Certain Documents by Reference."

i

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offers. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the exchange notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC's website or at its facilities described below.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

        Our website address is www.flextronics.com. We make available through our Internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We "incorporate by reference" in this prospectus certain information in other documents that we file with the SEC, which means that we are disclosing important information about us to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be a part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference in this prospectus the documents listed below:

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed by Flextronics International Ltd. with the SEC on May 28, 2013 (our "2013 10-K");

  •
  those sections of our definitive proxy statement filed by Flextronics International Ltd. with the SEC on June 12, 2013 incorporated by reference into our 2013 10-K;

  •
  our Current Reports on Form 8-K filed by Flextronics International Ltd. with the SEC on May 3, 2013 and June 12, 2013; and

  •
  all documents filed by Flextronics International Ltd. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the consummation or termination of the exchange offers (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered "filed" under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act or the Exchange Act).

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address described under "Where You Can Find More Information." Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents.

        You may request a copy of those documents, at no cost, by writing or telephoning us at:

Flextronics International Ltd.
6201 America Center Drive
San Jose, CA 95002 U.S.A.
Attention: Investor Relations
Telephone: (408) 576-7985

 CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        Except for historical information contained or incorporated by reference in this prospectus, certain matters contained or incorporated by reference in this prospectus are, or may be deemed to be, forward-looking statements. The words "will," "may," "designed to," "believe," "should," "anticipate," "plan," "expect," "intend," "estimate" and similar expressions identify forward-looking statements. In addition, any statements which refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are contained principally under the "Business" section and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section contained in our 2013 10-K, which is incorporated by reference herein. Because our forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in our forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in our forward-looking statements include, but are not limited to, the following:

  •
  our future revenues and earnings may not be achieved as expected;

  •
  the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations;

  •
  the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations;

  •
  compliance with legal and regulatory requirements;

  •
  our ability to implement restructuring actions as planned;

  •
  the possibility that benefits of restructuring actions may not materialize as expected; and

  •
  other factors described in the "Risk Factors" section and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section contained in our 2013 10-K.

        In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. Any forward-looking statement contained in this prospectus speaks only as of the date of this prospectus, and any forward-looking statement contained in a document incorporated by reference into this prospectus speaks only as of the date of that document incorporated by reference. We undertake no obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

 ENFORCEMENT OF CIVIL LIABILITIES

        We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore. Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.

SUMMARY

        This summary does not contain all of the information that may be important to you in understanding the exchange offers and the exchange notes. You should carefully read this entire prospectus, including the documents incorporated by reference in this prospectus. In this prospectus, except as otherwise indicated or the context suggests otherwise, the words "Flextronics," "we," "us," "our" and "ours" refer to Flextronics International Ltd. together with its subsidiaries.

Overview

        We are a globally-recognized leading provider of end-to-end, global supply chain solutions through which we design, build, ship and service a complete packaged electronic product to original equipment manufacturers ("OEMs") in the following markets:

  •
  High Reliability Solutions ("HRS"), which is comprised of our medical, automotive, defense and aerospace businesses;

  •
  High Velocity Solutions ("HVS"), which includes our mobile devices business, including smart phones, and consumer electronics, including game consoles, high-volume computing business, including notebook personal computing ("PC"), tablets and printers;

  •
  Industrial and Emerging Industries ("IEI"), which is comprised of our large household appliances, equipment, and emerging industries businesses; and

  •
  Integrated Network Solutions ("INS"), which includes our telecommunications infrastructure, data networking, connected home, and server and storage businesses.

        We provide our advanced design, manufacturing and services through a network of facilities in over 30 countries across four continents. We have established this extensive network of manufacturing facilities in the world's major electronics markets (Asia, the Americas and Europe) in order to serve the outsourcing needs of both multinational and regional OEMs. Our services increase customer competitiveness by delivering improved product quality, leading manufacturability, improved performance, faster time-to-market and reduced costs. Our OEM customers leverage our services to meet their requirements throughout their products' entire life cycles. For the fiscal year ended March 31, 2013, we had revenue of $23.6 billion and net income of $277.1 million.

        We believe that the combination of our extensive design and engineering services, significant scale and global presence, end-to-end services, advanced supply chain management, industrial parks in low-cost geographic areas and operational track record provide us with a competitive advantage in the market for designing, manufacturing and servicing electronics products for leading multinational and regional OEMs. Through these services and facilities, we offer our OEM customers the ability to simplify their global product development, their manufacturing process, their after sales services and enable our OEM customers to achieve meaningful reductions to time-to-market and costs.

Corporate Information

        We were incorporated in the Republic of Singapore in May 1990. Our ordinary shares are quoted on the NASDAQ Global Select Market under the symbol "FLEX." Our principal corporate office is located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 6201 America Center Drive, San Jose, CA, 95002. Our telephone number is (65) 6876 9899. Our website address is www.flextronics.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Risk Factors

        Participating in the exchange offers and investing in the exchange notes involve risks. You should carefully consider the information in the section entitled "Risk Factors" and under the heading "Risk Factors" in our 2013 10-K, and all other information included or incorporated by reference in this prospectus for an explanation of certain risks associated with the exchange offers before deciding whether to participate in any exchange offer and investing in the exchange notes.

 Summary of the Terms of the Exchange Offers

Background	On February 20, 2013, we completed the issuance and sale of the original 2020 notes and the original 2023 notes. In connection with the issuance and sale of the original 2020 notes and the original 2023 notes, we entered into a registration rights agreement under which we agreed, among other things, to complete the exchange offers. See "The Exchange Offers—Purpose of the Exchange Offers."
The Exchange Offers	We are offering to exchange:
• the unregistered original 2020 notes for an equivalent amount of the exchange 2020 notes, which have been registered under the Securities Act; and
• the unregistered original 2023 notes for an equivalent amount of the exchange 2023 notes, which have been registered under the Securities Act.

The original notes may only be tendered in exchange for exchange notes of the corresponding series in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof. See "The Exchange Offers—Terms of the Exchange Offers."

In order to exchange an original note, you must follow the required procedures. We will exchange all original notes validly tendered and not validly withdrawn prior to the expiration date. See "The Exchange Offers."

Resale of Exchange Notes

Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the exchange notes you receive pursuant to the exchange offers in exchange for the original notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

• you are acquiring the exchange notes issued in the exchange offers in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offers; and

• you are not an "affiliate" of ours, as defined in Rule 405 of the Securities Act.

By tendering your original notes as described in "The Exchange Offers—Procedures for Tendering," you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

Consequences if You Do Not Exchange Your Original Notes

Original notes that are not tendered in the exchange offers or that are not accepted for exchange will continue to be subject to transfer restrictions. You will not be able to offer or sell such original notes unless you are able to rely on an exemption from the requirements of the Securities Act or the original notes are registered under the Securities Act.

After the exchange offers are completed, we will no longer have an obligation to register the original notes, except under limited circumstances. To the extent that original notes are tendered and accepted in the exchange offers, the market for any remaining original notes will be adversely affected. See "Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid."

Expiration Date

Each exchange offer expires at 11:59 p.m., New York City time, on                    , 2013, subject to our right to extend the expiration date for any exchange offer. See "The Exchange Offers—Expiration Date; Extensions; Amendments."

Issuance of Exchange Notes

We will issue exchange notes in exchange for original notes validly tendered and accepted in the exchange offers promptly following the expiration date (unless amended as described in this prospectus). See "The Exchange Offers—Terms of the Exchange Offers."

Conditions to the Exchange Offers

The exchange offers are subject to certain customary conditions, which we may amend or waive. Subject to the minimum denomination requirements, the exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding original notes being tendered. See "The Exchange Offers—Conditions to the Exchange Offers."

Special Procedures for Beneficial Holders

If you beneficially own original notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See "The Exchange Offers—Procedures for Tendering."

Withdrawal Rights	You may withdraw your tender of original notes at any time before the expiration date for the applicable exchange offer. See "The Exchange Offers—Withdrawal of Tenders."
Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles ("GAAP"). See "The Exchange Offers—Accounting Treatment."

U.S. Federal Income Tax Consequences	The exchange of original notes for exchange notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See "Material Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in connection with the exchange offers. See "Use of Proceeds."

Exchange Agent

U.S. Bank National Association is serving as exchange agent in connection with the exchange offers. The address and telephone number of the exchange agent are set forth under "The Exchange Offers—Exchange Agent." U.S. Bank National Association is also the trustee under the indenture governing the notes and has also been appointed to act as registrar, transfer agent and paying agent for the notes. In addition, we have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates. See "The Exchange Offers—Exchange Agent."

 Summary of the Terms of the Exchange Notes

        The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms of the notes. Other than the restrictions on transfer, registration rights and special interest provisions, the exchange notes will have the same financial terms and covenants as the original notes.

Issuer	Flextronics International Ltd., a company organized under the laws of Singapore (Singapore Reg. No. 199002645H). Flextronics International Ltd. is the parent company of the guarantors of the notes.
Notes Offered	$500,000,000 aggregate principal amount of 4.625% Notes due 2020.
$500,000,000 aggregate principal amount of 5.000% Notes due 2023.
Maturity	The exchange 2020 notes will mature on February 15, 2020 and the exchange 2023 notes will mature on February 15, 2023.
Interest	Interest will be payable in cash on February 15 and August 15 of each year, beginning August 15, 2013.
Ranking

The exchange notes will rank equally with all of our existing and future senior and unsecured indebtedness but effectively junior or subordinated to all secured indebtedness to the extent of the value of the collateral securing such indebtedness. The exchange notes will also be effectively junior or subordinated to all liabilities of our non-guarantor subsidiaries. As of March 31, 2013, Flextronics International Ltd. and the guarantors had $2.1 billion of total indebtedness, including the notes, substantially all of which was unsecured. As of March 31, 2013, we had no amounts outstanding under our revolving credit facility and had borrowing availability of $1.5 billion under that facility.

As of March 31, 2013, the total liabilities of our non-guarantor subsidiaries, excluding intercompany debt, were approximately $4.5 billion and our non-guarantor subsidiaries generated 41% of our revenue (excluding intercompany revenue) for the fiscal year ended March 31, 2013.

Guarantees

On the issue date of the exchange notes, our obligations under the exchange notes will be guaranteed, jointly and severally, on an unsecured basis, by each of our subsidiaries that guarantees our indebtedness under, or is a borrower under, our Credit Facilities. See "Description of Notes—Guarantees."

Certain Covenants	The terms of the notes restrict our ability and the ability of certain of our subsidiaries to:
• create liens;

• enter into sale-leaseback transactions;
• create, incur, issue, assume or guarantee any funded debt; and
• consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.
However, these limitations will be subject to a number of important qualifications and exceptions. See "Description of Notes—Certain Covenants."
Optional Redemption

We may redeem some or all of the notes of either series at any time at a price equal to 100% of the principal amount thereof plus a "make-whole" premium as described under the heading "Description of Notes—Optional Redemption." We may redeem all of the notes of either series in the event of certain changes in taxes as described under the heading "Description of Notes—Optional Redemption in Circumstances Involving Taxation."

Change of Control

Upon a change of control repurchase event (as defined under "Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event"), we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes on the date of purchase plus accrued interest. We may not have sufficient funds available at the time of any change of control to make any required debt repayment (including repurchases of the notes). See "Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control repurchase event."

Withholding Taxes

We will make all payments of principal and interest for the exchange notes free and clear of, and without withholding or deduction for taxes of the Republic of Singapore and certain other jurisdictions. In the event that we are required to deduct or withhold any such taxes, we will pay additional amounts to the holders as a gross up in respect of such taxes. This obligation is subject to some exceptions which are described in "Description of Notes—Payment of Additional Amounts."

No Public Trading Market

The exchange notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the exchange notes. Accordingly, there can be no assurance that a market for the exchange notes will develop upon the completion of the exchange offers or, if developed, that such market will be sustained or as to the liquidity of any market.

Trustee, Registrar and Transfer Agent

U.S. Bank National Association is the trustee under the indenture governing the notes and has also been appointed to act as registrar, transfer agent and paying agent for the notes. U.S. Bank National Association is also serving as exchange agent in connection with the exchange offers. In addition, we have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates. See "Description of Notes—Regarding the Trustee."

Governing Law	State of New York
Risk Factors

You should carefully consider the information in the section entitled "Risk Factors" and under the heading "Risk Factors" in our 2013 10-K, and all other information included or incorporated by reference in this prospectus for an explanation of certain risks associated with the exchange offers.

RISK FACTORS

        An investment in the notes is subject to risks and uncertainties. You should carefully consider the risks described below in addition to the other information contained or incorporated by reference in this prospectus, including under the heading "Risk Factors" in our 2013 10-K, before deciding whether to participate in any exchange offer and investing in the exchange notes. See "Where You Can Find More Information" for information about how to obtain a copy of these documents. Our business, results of operations and financial condition may be materially adversely affected due to any of the risks described below and in the risks described in Item 1A of our 2013 10-K. In addition, we may face risks that are not described below or in Item 1A of our 2013 10-K or incorporated by reference in this prospectus because we are either not presently aware of them or we currently believe that they are not material. Such risks may be harmful to our business and the value or liquidity of the notes and result in the loss of all or part of your investment in the notes.

Risks Related to the Exchange Offers

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

        Original notes that you do not tender or we do not accept will, following the exchange offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the original notes pursuant to the exchange offers only following the satisfaction of the procedures and conditions set forth in "The Exchange Offers—Procedures for Tendering." These procedures and conditions include timely receipt by the exchange agent of such original notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent's message from The Depository Trust Company ("DTC")).

        Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offers will be substantially limited. Any original notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offers, if you do not tender your original notes you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the exchange notes may be restricted.

        A broker-dealer that acquired the original notes for its own account as a result of market-making activities or other trading activities, must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or to sell them at a price you deem sufficient.

        Each series of exchange notes is a new issue of securities for which there is currently no public trading market. We do not intend to list the exchange notes on any securities exchange or automated dealer quotation system. Accordingly, we cannot assure you that an active trading market will develop for the exchange notes upon completion of the exchange offers or, if such a market does develop, that such market will be maintained or as to the liquidity of any market. If an active market does not develop or is not maintained, the market price and the liquidity of the exchange notes may be adversely affected. In addition, the liquidity of the trading market for the exchange notes, if it develops, and the market price quoted for the exchange notes, may be adversely affected by changes in prevailing interest rates and market conditions generally, as well as changes in our performance and negative changes in the ratings assigned to us or our debt securities.

Risks Related to the Notes

Servicing our debt will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations, including making payments on the notes.

        As of March 31, 2013, our total debt was approximately $2.1 billion. Our ability to make payments on and to refinance our existing and future indebtedness, including the notes, will depend on our current and future ability to generate cash from our operations. Our ability to generate cash from our operations is subject to economic and financial conditions in our industry, the global economy and legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

        A substantial decrease in our operating cash flow or a substantial increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

We may incur substantial additional indebtedness in the future.

        The provisions contained in the agreements relating to our indebtedness, including our Credit Facilities and the indenture governing the notes, do not completely prohibit us from incurring additional indebtedness, and the amount of indebtedness that we could incur could be substantial. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future. If we incur additional unsecured senior indebtedness, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds paid to holders of the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify. As of March 31, 2013, we had no amounts outstanding under our revolving credit facility and had borrowing availability of $1.5 billion under that facility. See "Description of Other Indebtedness—Revolving/Term Loan A Facility."

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our other indebtedness could result in us being unable to make payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our other indebtedness, or if we otherwise fail to comply with the various covenants in the instruments governing our other indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

        The notes will be structurally subordinated to any indebtedness and other liabilities of our non-guarantor subsidiaries. As of March 31, 2013, the total liabilities of our non-guarantor subsidiaries, excluding intercompany debt, were approximately $4.5 billion. Our non-guarantor subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations. Our right to receive any assets of any of our non-guarantor subsidiaries, as an equity holder of such subsidiaries, upon their liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any mortgage or other liens on the assets of such subsidiary and would be subordinated to any indebtedness of such subsidiary senior to that held by us.

The notes are unsecured and effectively subordinated to all of our secured obligations to the extent of the value of the collateral securing such obligations.

        Although we currently do not have any material amount of secured indebtedness outstanding, we may incur additional secured indebtedness in the future. Holders of any of our future secured indebtedness will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such indebtedness, subject to certain rights accorded under the indenture for the notes to become secured pari passu with other secured indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of our secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our other unsecured indebtedness that is deemed to be of the same class as the notes. In that event, because the notes will not be secured by any of our assets, it is possible that our remaining assets may not be sufficient to satisfy your claims in full.

We conduct substantially all of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.

        Because substantially all of our operations are conducted through our subsidiaries, our cash flow and ability to service debt, including the notes, will depend in part upon the earnings of our subsidiaries and the distribution of those earnings to, or under loans or other payments of funds by our subsidiaries to, us. Provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, these subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. These restrictions could also render the subsidiary guarantors financially or contractually unable to make payments under their guarantees of the notes.

        As of March 31, 2013, approximately half of our cash and cash equivalents were held by foreign subsidiaries outside of Singapore. Local government regulations may restrict our ability to move cash balances to meet cash needs under certain circumstances; however, any current restrictions are not material. Although substantially all of the amounts held outside of Singapore could be repatriated, under current laws, a significant amount could be subject to income tax withholdings. Repatriation could result in an additional income tax payment, however, our intent is to permanently reinvest our foreign earnings considered indefinitely reinvested outside of Singapore (approximately $457.7 million as of March 31, 2013) and our current plans do not demonstrate a need to repatriate them to fund our operations.

We will have limited covenants in the indenture governing the notes.

        The indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries' ability to create certain liens, enter into certain sale and lease back transactions, and incur funded debt. The limitation on liens, limitation on sale and lease back transactions, restrictions on funded debt of restricted subsidiaries and additional guarantees by subsidiaries covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets and additional non-guarantor subsidiary debt. See "Description of Notes—Certain Covenants." In light of these exceptions, holders of the notes may be structurally or contractually subordinated to new lenders.

The guarantees may be limited in duration.

        The guarantee of a subsidiary guarantor under the notes will terminate under certain defined customary circumstances. See "Description of Notes—Guarantees." For example, the guarantee of a subsidiary guarantor will terminate upon such guarantor ceasing to be a guarantor or a borrower under our Credit Facilities, if such subsidiary guarantee was (i) entered into on the issue date of the original notes and such guarantor was a guarantor or borrower under our Credit Facilities on the issue date of the original notes or (ii) required to be entered into after the issue date of the original notes as a result of such guarantor becoming a guarantor or borrower under our Credit Facilities after the issue date of the original notes. In addition, the indenture does not contain any covenants that materially restrict our ability to sell, transfer or otherwise dispose of our assets, including the capital stock of our subsidiaries, or the assets of any of our subsidiaries, except as described under the caption "Description of Notes—Merger, Consolidation or Sale of Assets." In the event that we sell, transfer or otherwise dispose of some or all of the capital stock of a subsidiary guarantor, such that it is no longer a subsidiary of ours, the guarantee of that subsidiary would terminate. The subsidiary guarantees would also terminate if the notes are rated investment grade by Moody's Investors Service Inc. and Standard & Poor's Ratings Services and continue to be rated investment grade after the subsidiary guarantees terminate. In the event that a guarantee of a subsidiary guarantor under the notes terminates, holders of the notes will no longer have a direct claim against that subsidiary under that guarantee.

We may not be able to repurchase the notes upon a change of control repurchase event.

        As described under "Description of Notes—Purchase of Notes Upon a Change of Control Repurchase Event," upon the occurrence of a change of control repurchase event, we will be required to offer to repurchase all outstanding notes at a price equal to 101% of the principal amount of the notes, together with accrued and unpaid interest to the date of repurchase. We may not have sufficient funds at the time of the change of control repurchase event to make the required repurchase of the notes or have the ability to arrange necessary financing on acceptable terms, or at all.

        A change of control giving rise to a change of control repurchase event will also be an event of default under our Credit Facilities. This event will permit the lenders under our Credit Facilities to accelerate the indebtedness outstanding thereunder. If we are required to repurchase the notes pursuant to a change of control repurchase event and repay certain amounts outstanding under our Credit Facilities if such indebtedness is accelerated, we are likely to require third-party financing. We cannot be sure that we would be able to obtain third-party financing on acceptable terms, or at all.

Insolvency laws and other limitations on the guarantees may adversely affect their validity and enforceability.

        The original notes are, and on the issue date of the exchange notes, the exchange notes will be, guaranteed, jointly and severally, fully and unconditionally (subject to the subsidiary guarantee termination provisions described under "Description of Notes—Guarantees"), and on an unsecured basis, by each of our subsidiaries that guarantees our indebtedness under, or is a borrower under, our Credit Facilities. The initial guarantors are organized under the laws of the Federal Territory of Labuan in Malaysia, Hungary, Mauritius, the Netherlands, and the United States. Although laws differ among these jurisdictions, in general, applicable fraudulent transfer and conveyance, equitable principles and insolvency laws and limitations on the enforceability of judgments obtained in New York courts in such jurisdictions could limit the enforceability of the guarantee against a guarantor. The court may also in certain circumstances avoid the guarantee where the company is close to or in the vicinity of insolvency. The following discussion of fraudulent transfer and conveyance and insolvency law, although an overview, describes generally applicable terms and principles, which are defined under the relevant jurisdiction's fraudulent transfer and insolvency statutes.

        In an insolvency proceeding, it is possible that creditors of the guarantors or the appointed insolvency administrator may challenge the guarantees and intercompany obligations generally as fraudulent transfers or conveyances or on other grounds. If so, such laws may permit a court, if it makes certain findings, to:

  •
  avoid or invalidate all or a portion of a guarantor's obligations under its guarantee;

  •
  direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of the guarantor's creditors; and

  •
  take other action that is detrimental to you.

        If we cannot satisfy our obligations under the notes and any guarantee is found to be a fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the notes. In addition, the liability of each guarantor under its guarantee of the notes will be limited to the amount that will result in such guarantee not constituting a fraudulent conveyance or improper corporate distribution or otherwise being set aside. There can be no assurance as to what standard a court would apply in making a determination of the maximum liability of each guarantor. Also, there is a possibility that the entire guarantee may be set aside, in which case, the entire liability may be extinguished.

        In order to initiate any of these actions under fraudulent transfer or other applicable principles, courts typically may determine that, at the time the guarantees were issued, the guarantor:

  •
  issued such guarantee with the intent of hindering, delaying or defrauding current or future creditors or with a desire to prefer some creditors over others;

  •
  issued such guarantee in a situation where a prudent businessman as a shareholder of ours would have contributed equity to us; or

  •
  received less than reasonably equivalent value for incurring the debt represented by the guarantee on the basis that the guarantee was incurred for our benefit, and only indirectly the guarantor's benefit, or some other basis and (1) was insolvent or rendered insolvent by reason of the issuance of the guarantee or subsequently became insolvent for other reasons; (2) was engaged, or about to engage, in a business transaction for which the guarantor's assets were unreasonably small; or (3) intended to incur, or believed it would incur, debts beyond its ability to make required payments as and when they would become due.

        Different jurisdictions evaluate insolvency on various criteria, but a guarantor generally may in different jurisdictions be considered insolvent at the time it issued a guarantee if:

  •
  its liabilities exceed the fair market value of its assets;

  •
  it cannot pay its debts as and when they become due; and/or

  •
  the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities, including contingent and prospective liabilities, as they mature or become absolute.

        We cannot assure you which standard a court would apply in determining whether a guarantor was "insolvent" as of the date the guarantees were issued or that, regardless of the method of valuation, a court would not determine that a guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a guarantor was insolvent on the date its guarantee was issued, that payments to holders of the notes constituted fraudulent transfers on other grounds.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to our debt securities could cause the liquidity or market value of the notes to decline significantly and increase our cost of borrowing.

        Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. In general, rating agencies base their ratings on many quantitative and qualitative factors, including, but not limited to, capital adequacy, liquidity, asset quality, business mix and quality of earnings.

        Credit rating agencies continually review their ratings for the companies that they follow, including us. Borrowing under our credit facilities, as well as the future incurrence of additional secured or additional unsecured indebtedness, may cause the rating agencies to reassess the ratings assigned to our debt securities. Any such action may lead to a downgrade of any rating assigned to the notes or in the assignment of a rating for the notes that is lower than might otherwise be the case. Real or anticipated changes in our credit ratings could cause the liquidity or market value of the notes to decline significantly.

        There can be no assurance that the ratings assigned to the notes will remain for any given period of time or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We do not undertake any obligation to maintain the ratings or to advise holders of the notes of any changes in ratings. Each agency's rating should be evaluated independently of any other agency's rating.

USE OF PROCEEDS

        The exchange offers are intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any proceeds from the issuance of exchange notes in connection with the exchange offers. In consideration for issuing the exchange notes, we will receive the original notes from you in like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and accounting and legal fees.

 RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings is the amount resulting from (1) adding (a) pretax income from continuing operations, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (2) subtracting interest capitalized. For purposes of calculating the ratio of earnings to fixed charges, fixed charges is the sum of (x) interest expensed and capitalized, (y) amortized premiums, discounts and capitalized expenses related to indebtedness and (z) an estimate of interest within rental expense. Our ratio of earnings to fixed charges was as follows for the respective periods indicated:

Fiscal Year Ended March 31,
2009(1)	2010(2)	2011	2012	2013
—	—	7.6	8.9	5.5

(1)
For the fiscal year ended March 31, 2009, earnings were inadequate to cover fixed charges by $5.9 billion primarily as a result of a $5.9 billion non-cash charge to impair goodwill as a result of a significant decline in our share value driven by weakened macroeconomic conditions that contributed to a decrease in market multiples and estimated discounted cash flows.

(2)
For the fiscal year ended March 31, 2010, earnings were inadequate to cover fixed charges by $5.6 million. During the fiscal year ended March 31, 2010, we recognized charges in the amount of $199.4 million for the loss on sale of a certain non-majority owned investment and the impairment of notes receivable and an investment in another affiliate.

 THE EXCHANGE OFFERS

Purpose of the Exchange Offers

        In connection with the sale of the original 2020 notes and original 2023 notes on February 20, 2013, we entered into a registration rights agreement with representatives of the several initial purchasers, under which we agreed to file an exchange offer registration statement under the Securities Act, to use commercially reasonable efforts to cause the exchange offer registration statement to become effective and to use best efforts to cause the exchange offers to be consummated. The exchange offers are being made pursuant to the registration rights agreement to satisfy our obligations under that agreement.

        We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offers generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

        Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

        The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

        The registration rights agreement provides that, unless the exchange offers would not be permissible under applicable law or SEC policy, we and the guarantors: (i) will use commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to become effective by the SEC at the earliest possible time, but in no event later than 270 days after February 20, 2013 (the "Effectiveness Target Date"), (ii) will keep the exchange offers open for a period of not less than the minimum period required under applicable U.S. federal and state securities laws to consummate the exchange offers and (iii) will use best efforts to cause the exchange offers to be consummated on the earliest practicable date after the registration statement of which this prospectus forms a part has become effective, but in no event later than 30 business days after the Effectiveness Target Date. In the event that (1) any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offers, (2) for any other reason the exchange offers are not consummated by December 27, 2013, (3) under certain circumstances, the initial purchasers shall so request or (4) any holder of original notes of an applicable series (other than the initial purchasers) is not eligible to participate in the exchange offers, we will, at our expense, (a) as soon as reasonably practicable, file with the SEC a shelf registration statement covering resales of the original notes of the applicable series and use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 90 days of the date the obligation to file a shelf registration statement arose and (b) use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the second anniversary of the effective date of the shelf registration statement and the date all original notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement. We will, in the event of the filing of the shelf registration statement, provide to each holder of the original notes of the applicable series copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes of such series. A holder of original notes that sells its original notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the original notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have their original notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

        If:

  (i)
  any registration statement required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "effectiveness target date");

  (ii)
  the exchange offers have not been consummated within 30 business days (or if such 30th day is not a business day, the next succeeding business day) of the effectiveness target date with respect to the exchange offer registration statement; or

  (iii)
  any registration statement required by the registration rights agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is immediately declared effective (each such event referred to in clauses (i) through (iii) above, a "registration default"), then the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any registration default, and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. Following the cure of all registration defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different registration default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing.

        "Transfer Restricted Securities" means each original note, until the earliest to occur of (i) the date on which such original note is exchanged in the exchange offers for an exchange note entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such original note has been effectively registered under the Securities Act and disposed of in accordance with a shelf registration statement and (iii) the date on which such original note is distributed to the public by a broker-dealer pursuant to the "Plan of Distribution" contemplated by this prospectus.

        The foregoing summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, which is incorporated by reference in this prospectus.

Terms of the Exchange Offers

        We are offering to exchange the unregistered original 2020 notes for an equivalent amount of the exchange 2020 notes (which have been registered under the Securities Act) and the unregistered original 2023 notes for an equivalent amount of the exchange 2023 notes (which have been registered under the Securities Act). As of the date of this prospectus, $500,000,000 aggregate principal amount of original 2020 notes and $500,000,000 aggregate principal amount of original 2023 notes are outstanding.

        Upon the terms and subject to the conditions of the exchange offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all original notes validly tendered prior to 11:59 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), we will issue exchange notes for a like principal amount of outstanding original notes validly tendered and accepted in connection with the exchange offers. The exchange notes issued in connection with the exchange offers will be delivered promptly after the expiration date. Holders may tender some or all of their original notes in connection with the exchange offers, but the original notes may only be tendered in exchange for exchange notes of the corresponding series in minimum denominations of $2,000 in principal amount and in integral multiples of $1,000 in excess thereof.

        The terms of the exchange notes are substantially identical to the terms of the corresponding series of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and be entitled to the same benefits under the indenture as the original notes being exchanged.

        Except as described under "Book-Entry, Delivery and Form," exchange notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner's interest in it will be transferable in book-entry form through DTC. See "Book-Entry, Delivery and Form."

        Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the registration rights agreement will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See "—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers."

        We will be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

        If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offers.

        Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date for the exchange offers is 11:59 p.m., New York City time, on                    , 2013, unless we extend the expiration date for any exchange offer. We may extend this expiration date for any exchange offer in our sole discretion. If we so extend the expiration date for any exchange offer, the term "expiration date" for such exchange offer shall mean the latest date and time to which we extend such exchange offer.

        We reserve the right in our sole discretion:

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  to, prior to the expiration date, delay accepting any original notes;

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  to extend any exchange offer;

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  to terminate any exchange offer if, in our reasonable judgment, any of the conditions described below under "—Conditions to the Exchange Offers" shall not have been satisfied or waived; or

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  to amend the terms of the exchange offers in any way we determine.

        We will give written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of original notes. If we amend any exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of original notes of the applicable series of the amendment or waiver, and extend the offer if required by law.

        We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offers by making a timely release through an appropriate news agency.

        If we delay accepting any original notes or terminate any exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to such exchange offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

        Interest on the exchange notes will accrue at a rate of 4.625% per year in the case of the exchange 2020 notes and 5.000% per year in the case of the exchange 2023 notes, in each case from the most recent date to which interest on the respective original notes or exchange notes, as applicable, has been paid or, if no interest has been paid, from February 20, 2013. Interest on each series of notes is payable semi-annually in cash in arrears on February 15 and August 15.

Conditions to the Exchange Offers

        Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and may terminate any or all of the exchange offers as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

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  any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

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  any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offers which, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

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  we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offers as contemplated by this prospectus;

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  any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offers;

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  any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the exchange notes or the original notes or the value of the exchange offers to us; or

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  there shall have occurred (i) any suspension or limitation of trading in securities generally on the any national securities exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.

        If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

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  refuse to accept any original notes and promptly return all tendered original notes to the tendering holders and terminate any or all of the exchange offers;

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  extend any or all of the exchange offers and retain all original notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those original notes (see "—Withdrawal of Tenders"); or

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  waive unsatisfied conditions relating to any or all of the exchange offers and accept all properly tendered original notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the exchange offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of original notes of the waiver, and extend the offer if required by law.

        Any determination by us concerning the above events will be final and binding.

Procedures for Tendering

        The tender by a holder of original notes, as set forth below, and our acceptance of the original notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

        Unless the tender is being made in book-entry form, to tender in the exchange offers, a holder must:

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  complete, sign and date the letter of transmittal, or a facsimile of it;

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  have the signatures guaranteed if required by the letter of transmittal; and

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  mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the original notes and any other required documents to the exchange agent prior to 11:59 p.m., New York City time, on the expiration date.

        Any financial institution that is a participant in DTC's system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent's DTC account in accordance with DTC's electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book-entry transfer will include an agent's message stating that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of original notes through a book-entry transfer into the exchange agent's account will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption "—Exchange Agent," prior to 11:59 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner's original notes, either make appropriate arrangements to register ownership of the original notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        Signature on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the original notes tendered pursuant thereto are tendered:

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  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

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  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity an "eligible institution").

        If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

        If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

        We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes in our sole discretion and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

        In addition, we reserve the right, as set forth above under the caption "—Conditions to the Exchange Offers," to terminate any or all of the exchange offers. By tendering, each holder represents and acknowledges to us, among other things, that:

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  it has full power and authority to tender, exchange, sell, assign and transfer the original notes it is tendering and that we will acquire good, marketable and unencumbered title to the original notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the original notes are accepted by us;

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  the exchange notes acquired in connection with the exchange offers are being obtained in the ordinary course of business of the person receiving the exchange notes;

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  it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes it will receive in the exchange offers;

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  it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of ours; and

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  if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes, and that it will receive exchange notes for its own account in exchange for original notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Withdrawal of Tenders

        Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date.

        To withdraw a tender of original notes in connection with the exchange offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 11:59 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

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  specify the name of the person who deposited the original notes to be withdrawn;

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  identify the original notes to be withdrawn (including the certificate number(s), if any, and principal amount of such original notes);

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  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

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  specify the name in which any such original notes are to be registered, if different from that of the depositor.

        If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes or otherwise comply with DTC's procedures.

        We will determine in our sole discretion all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Exchange Agent

        We have appointed U.S. Bank National Association as exchange agent in connection with the exchange offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at U.S. Bank National Association, Global Corporate Trust Services, 60 Livingston Ave, EP-MN-WS2N, St. Paul, MN 55107, Attention: Specialized Finance. The exchange agent's telephone number is (800) 934-6802 and its facsimile number is (651) 466-7372. U.S. Bank National Association is also the trustee under the indenture governing the notes. In addition, we have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates, including the following: (i) an affiliate of U.S. Bank National Association acted as a co-manager in connection with the sale of the original notes, (ii) U.S. Bank National Association (or its affiliates) is a lender under our Revolving/Term Loan A Facility, and (iii) U.S. Bank National Association (or its affiliates) from time to time purchases accounts receivable from us pursuant to an uncommitted accounts receivable purchase facility.

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We have not retained any dealer-manager in connection with the exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We will pay certain other expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and certain accountant and legal fees.

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes. If, however, exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered; tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offers, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

        Issuance of the exchange notes in exchange for the original notes under the exchange offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent's message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange or waive any such defects or irregularities. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offers, certain registration rights under the registration rights agreement will terminate.

        In the event the exchange offers are completed, we generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

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  the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

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  the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

        We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offers, any trading market for remaining original notes could be adversely affected. See "Risk Factors—Risks Related to the Exchange Offers—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid."

        Neither we nor our board of directors make any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of original notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of original notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF NOTES

        We issued the original 2020 notes and original 2023 notes and will issue the exchange 2020 notes and exchange 2023 notes under an indenture, dated as of February 20, 2013, by and among Flextronics International Ltd., the guarantors party thereto and U.S. Bank National Association, as trustee (the "trustee"), which was supplemented by a first supplemental indenture, dated as of March 28, 2013 (as supplemented, the "indenture"). We refer to the original 2020 notes and the exchange 2020 notes together as the "2020 notes," and the original 2023 notes and the exchange 2023 notes together as the "2023 notes."

        Any original notes of a series that remain outstanding after completion of the exchange offers, together with the exchange notes of such series issued in the exchange offers, will be treated as a single class of securities under the indenture. The terms of the exchange notes are substantially identical to the terms of the corresponding series of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the original notes do not apply to the exchange notes.

        Unless the context otherwise requires, references to "notes" in this "Description of Notes" include the original notes issued to the initial purchasers in private transactions that were not subject to the Securities Act and the exchange notes offered hereby which have been registered under the Securities Act.

        The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the notes and the indenture and is not a complete description thereof and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the indenture and the notes and those terms made part of the indenture by the Trust Indenture Act. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. Copies of the indenture are available upon written request to us as described in the section "Where You Can Find More Information."

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

        References to "Flextronics," "we," "us" and "our" in this "Description of Notes" are only to Flextronics International Ltd. and not to any of its subsidiaries.

General

        The notes will have the following basic terms:

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  the notes will be senior unsecured obligations of Flextronics and will rank equally with all other existing and future senior and unsecured debt obligations of Flextronics, including borrowings under its Credit Facilities;

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  the notes will initially be guaranteed by all subsidiaries that guarantee Flextronics' Credit Facilities and by all subsidiaries that guarantee or become borrowers under Flextronics' Credit Facilities in the future;

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  the 2020 notes will be limited to $500 million aggregate principal amount and the 2023 notes will be limited to $500 million aggregate principal amount (subject, in each case, to the rights of Flextronics to issue additional notes of such series as described under "—Further Issuances" below);

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  the 2020 notes will accrue interest at the rate of 4.625% per year and the 2023 notes will accrue interest at the rate of 5.000% per year;

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  interest will accrue on the notes from the most recent interest payment date to or for which interest has been paid or duly provided (or if no interest has been paid or duly provided for, from the issue date of the original notes), payable semiannually in arrears on February 15 and August 15 of each year, beginning August 15, 2013;

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  the 2020 notes will mature on February 15, 2020 and the 2023 notes will mature on February 15, 2023, in each case unless redeemed or repurchased prior to that date;

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  Flextronics may redeem the 2020 notes and the 2023 notes, in whole or in part, at any time at its option as described under "—Optional Redemption," as well as in the event of changes in taxes as described under "—Optional Redemption in Circumstances Involving Taxation";

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  Flextronics may be required to repurchase the 2020 notes and the 2023 notes in whole or in part at your option in connection with the occurrence of a "change of control repurchase event" as described under "—Purchase of Notes Upon a Change of Control Repurchase Event";

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  the notes of each series will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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  the notes of each series will be represented by one or more global notes registered in the name of a nominee of DTC, but in certain circumstances may be represented by notes of such series in definitive form (see "—Form, Denomination and Registration of Notes" below); and

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  the notes will be exchangeable and transferable, at the office or agency of Flextronics maintained for such purposes (which initially will be the corporate trust office of the trustee).

        Interest on each 2020 note will be paid to the person in whose name that 2020 note is registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the 2020 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Interest on each 2023 note will be paid to the person in whose name that 2023 note is registered at the close of business on February 1 or August 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the 2023 notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If any interest or other payment date of a note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and, unless Flextronics defaults on such payment, no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to the notes, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

        The notes will not be subject to any sinking fund.

        Flextronics may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

Guarantees

        The obligations of Flextronics (including any obligation to repurchase the notes upon a change of control repurchase event) pursuant to each series of original notes are, and on the issue date of the exchange notes, such obligations of Flextronics pursuant to each series of exchange notes will be, guaranteed jointly and severally, fully and unconditionally (subject to the subsidiary guarantee termination provisions described below), and on an unsecured basis, by each subsidiary of Flextronics that guarantees indebtedness of Flextronics under, or is a borrower under, the Credit Facilities. The initial guarantors of the notes will each be a 100% owned subsidiary of Flextronics. As of the date of this prospectus, the guarantors of the notes are the following 100% owned subsidiaries of Flextronics: Flextronics America, LLC, Flextronics International USA, Inc., Flextronics Logistics USA, Inc., Flextronics International Asia-Pacific Ltd, Flextronics Sales & Marketing (A-P) Ltd., Flextronics Sales and Marketing Consumer Digital Ltd., Flextronics Telecom Systems Ltd, Flextronics Marketing (L) Ltd., Flextronics Sales & Marketing North Asia (L) Ltd, Flextronics International Europe B.V. and Flextronics International Kft. As set forth under "Certain Covenants—Additional Guarantees by Subsidiaries," subsidiaries that guarantee indebtedness of Flextronics under, or are borrowers under, the Credit Facilities in the future will also be required to guarantee the notes.

        Each subsidiary guarantee will be limited to the maximum amount that would not render the guarantor's obligation subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state or foreign law. By virtue of this limitation, a guarantor's obligation under its subsidiary guarantee could be significantly less than amounts payable with respect to the notes, or a guarantor may have effectively no obligation under its subsidiary guarantee. See "Risk Factors—Risks Related to the Notes—Insolvency laws and other limitations on the guarantees may adversely affect their validity and enforceability."

        The subsidiary guarantee of a guarantor will terminate upon:

          (1)   a sale or other disposition (including by way of consolidation or merger, spin-off or liquidation or dissolution) of the guarantor or the sale or disposition of all or substantially all the assets of the guarantor (other than to Flextronics or a subsidiary) otherwise permitted by the indenture;

          (2)   such guarantor ceasing to be a guarantor or a borrower under the Credit Facilities, if such subsidiary guarantee was (i) entered into on the issue date of the original notes and such guarantor was a guarantor or borrower under the Credit Facilities on the issue date of the original notes or (ii) required to be entered into after the issue date of the original notes as a result of such guarantor becoming a guarantor or borrower under the Credit Facilities after the issue date of the original notes;

          (3)   defeasance or discharge of the notes, as provided in "Discharge, Defeasance and Covenant Defeasance"; or

          (4)   if at any time the notes are rated investment grade by both rating agencies; provided that each rating agency confirms that the notes will continue to be rated investment grade after the subsidiary guarantees are terminated; and provided further that if at any time the notes cease to be rated investment grade by both rating agencies, each subsidiary that would have been required to guarantee the notes pursuant to the indenture shall promptly execute and deliver a supplemental indenture to the indenture guaranteeing the notes.

Ranking

        The notes will rank equally with all of our existing and future senior and unsecured indebtedness. As of March 31, 2013, Flextronics and the guarantors had $2.1 billion of total indebtedness, including the notes, substantially all of which was unsecured.

        A substantial portion of our operations are conducted through our subsidiaries. Certain of our existing and future subsidiaries will not be required to guarantee the notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of Flextronics including holders of the notes. As of March 31, 2013, the total liabilities of our non-guarantor subsidiaries, excluding intercompany debt, were approximately $4.5 billion.

        The indenture does not limit the amount of indebtedness that we may incur. The indenture does limit the ability of our non-guarantor restricted subsidiaries to incur indebtedness and of any of our non-guarantor subsidiaries to guarantee our indebtedness under our Credit Facilities. See "—Certain Covenants—Restrictions on Funded Debt of Restricted Subsidiaries" and "—Certain Covenants—Additional Guarantees by Subsidiaries."

Payment of Additional Amounts

        The indenture provides that any amounts paid, or caused to be paid, by us or our assignee, or any of our successors, under the indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges ("taxes") whatsoever imposed, assessed, levied or collected by or on behalf of Singapore, including any political subdivision or taxing authority thereof, or the jurisdiction of incorporation or residence of any of our assignees or any of our successors, or any subsidiary, branch, division or other entity through which we may from time to time direct any payments of principal, premium, if any, and interest on the notes or any political subdivision or taxing authority thereof (an "other jurisdiction"). If deduction or withholding of any taxes shall at any time be required by Singapore or any other jurisdiction, we, our assignee or any relevant successor will, subject to timely compliance by the holders or beneficial owners of the relevant notes with any relevant administrative requirements, pay or cause to be paid such additional amounts ("additional amounts") in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the holders of the notes outstanding on the date of the required payment or the trustee under the indenture, as the case may be, pursuant to the indenture, after the deduction or withholding, shall equal the respective amounts that the holder would have received if the taxes had not been withheld or deducted.

        However, no additional amounts shall be paid to any holder or beneficial owner for or on account of any of the following:

          (1)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the relevant note has or had some connection with Singapore or any other jurisdiction, including that the holder or beneficial owner is or has been a domiciliary, national or resident of, engages or has been engaged in a trade or business, is or has been organized under, maintains or has maintained an office, a branch subject to taxation, or a permanent establishment, or is or has been physically present in Singapore or any other jurisdiction, or otherwise has or has had some connection with Singapore or any other jurisdiction, other than solely the holding or ownership of a note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a note;

          (2)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant note was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

          (3)   any present or future taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant note;

          (4)   any present or future taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or any other jurisdiction of the holder or beneficial owner of the relevant note, if such compliance is required by a statute or regulation or administrative practice of Singapore, the other jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such taxes;

          (5)   any present or future taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant note had been the holder of such note, or (B) which, if the beneficial owner of such note had held the note as the holder of such note, would have been excluded pursuant to any one or combination of clauses (1) through (4) above;

          (6)   any capital gain, estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge; or

          (7)   any combination of the above.

        All references herein to payments of principal of, premium, if any, and interest on the notes shall be deemed to include any applicable additional amounts that may become payable in respect of the notes.

Optional Redemption

        Flextronics may redeem the notes of either series at its option at any time, either in whole or in part. If Flextronics elects to redeem the notes of a particular series, either in whole or in part, it will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date:

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  100% of the aggregate principal amount of the notes to be redeemed; or

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  the sum of the present values of the remaining scheduled payments on the notes to be redeemed, as defined below.

        Flextronics will, however, pay the interest installment due on any interest payment date that occurs on or before a redemption date to each holder of the notes to be redeemed as of the close of business on the record date immediately preceding that interest payment date.

        In determining the present values of the remaining scheduled payments, Flextronics will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the treasury rate plus 0.50% (50 basis points).

        The following terms are relevant to the determination of the redemption price:

        "treasury rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the comparable treasury issue of the notes to be redeemed. In determining this rate, Flextronics will assume a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

        "comparable treasury issue" means the United States Treasury security selected by an independent investment banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "comparable treasury price" means, with respect to any redemption date, (1) the arithmetic average of the reference treasury dealer quotations for such redemption date after excluding the highest and lowest reference treasury dealer quotations, or (2) if Flextronics obtains fewer than four reference treasury dealer quotations, the arithmetic average of all reference treasury dealer quotations for such redemption date.

        "independent investment banker" means an independent investment banking institution of national standing that is a primary U.S. Government securities dealer in New York City appointed by Flextronics.

        "reference treasury dealer quotations" means, with respect to each reference treasury dealer and any redemption date, the arithmetic average of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

        "reference treasury dealer" means any four primary U.S. Government securities dealers in New York City selected by Flextronics.

        "remaining scheduled payments" means, with respect to any note to be redeemed, the remaining scheduled payments of the principal of and premium, if any, and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. If less than all of the notes of a particular series are to be redeemed, the trustee will select the notes of such series or portions thereof in authorized denominations to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to The Depository Trust Company procedures). The trustee shall promptly notify Flextronics of the notes selected for redemption and, in the case of any partial redemption, the principal amount thereof to be redeemed; provided, however, that the principal amount of the notes so selected by the trustee for such partial redemption shall not exceed the amount which Flextronics has elected to redeem.

        Unless Flextronics defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.

Optional Redemption in Circumstances Involving Taxation

        We may, at our option, redeem the notes of a series in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption (the "tax redemption price") if a change in tax law occurs.

        A "change in tax law" is any change in or any amendment to the laws, including any applicable double taxation treaty or convention (or regulation or ruling promulgated thereunder), of Singapore, or any other jurisdiction, as defined under "—Payment of Additional Amounts," or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation or official position regarding the application of such laws, double taxation treaty or convention that:

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  becomes effective on or after the issue date of the original notes or, in some circumstances, a later date on which any of our assignees or the assignee of one of our successor corporations becomes such, as permitted under the indenture; and

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  would require that we, our assignee or any relevant successor make payments of additional amounts on the next succeeding date for the payment thereof following the determination by us, our assignee or any relevant successor that the effect of the change in tax law cannot be avoided through any reasonable measures available to us.

Purchase of Notes Upon a Change of Control Repurchase Event

        If a change of control repurchase event occurs, unless Flextronics has exercised its right to redeem the notes of a particular series as described above, Flextronics will be required to make an offer to each holder of an affected series of notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that holder's applicable notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but not including, the date of repurchase. Within 30 days following any change of control repurchase event or, at the option of Flextronics, prior to any change of control, but after the public announcement of the change of control, Flextronics will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice.

        Flextronics will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the notes, Flextronics will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the notes by virtue of compliance with such securities laws or regulations.

        On the repurchase date following a change of control repurchase event, Flextronics will, to the extent lawful:

          (1)   accept for payment all the notes or portions of the notes properly tendered pursuant to its offer;

          (2)   deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the notes or portions of the notes properly tendered (no interest or dividends will be paid on any such deposit); and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers' certificate stating the aggregate principal amount of notes being purchased by Flextronics.

        The paying agent will mail to each holder of notes properly tendered the purchase price for the notes, and Flextronics shall execute, and the trustee will authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered.

        Flextronics will not be required to make an offer to repurchase the notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Flextronics and such third party purchases all notes properly tendered and not withdrawn under its offer.

        The change of control repurchase event feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Flextronics and, thus, the removal of incumbent management. The change of control repurchase event feature is a result of negotiations between Flextronics and the underwriters.

        Flextronics has no present intention to engage in a transaction involving a change of control, although it is possible that Flextronics could decide to do so in the future. Subject to the limitations discussed below, Flextronics could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Flextronics or credit ratings of the notes. Restrictions on the ability of Flextronics and certain of its subsidiaries to incur liens, enter into sale and leaseback transactions, incur funded debt, guarantee indebtedness under the Credit Facilities, and consolidate, merge or sell assets are contained in the covenants as described under "—Certain Covenants—Limitation on Liens," "—Certain Covenants—Limitation on Sale and Leaseback Transactions," "—Certain Covenants—Restrictions on Funded Debt of Restricted Subsidiaries," "—Certain Covenants—Additional Guarantees by Subsidiaries" and "—Certain Covenants—Merger, Consolidation or Sale of Assets." Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the indenture does not contain any covenants or provisions that may afford holders of the notes protection in the event of a decline in the credit quality of Flextronics or a highly leveraged or similar transaction involving Flextronics.

        Flextronics may not have sufficient funds to repurchase all the notes upon a change of control repurchase event. In addition, even if it has sufficient funds, Flextronics may be prohibited from repurchasing the notes under the terms of other agreements relating to Flextronics' indebtedness at the time (although Flextronics currently does not have any agreements precluding such repurchase of the notes).

Further Issuances

        Flextronics may from time to time, without notice to, or the consent of, the holders of either series of notes, create and issue additional notes of either series having the same terms as, and ranking equally and ratably with, the notes of such series in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional notes of such series and the first payment of interest following the issue date of such additional notes of such series). Except as described under "—Modifications and Waivers," the 2020 notes, and any additional 2020 notes, and the 2023 notes and any additional 2023 notes, will, in each case, be consolidated and form a single series, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, and will vote together as one class on all matters. If any additional notes are not fungible with the applicable series of notes for U.S. federal income tax purposes, they will have a separate CUSIP number.

Certain Covenants

        Except as set forth below, neither Flextronics nor any of its subsidiaries will be restricted by the indenture from:

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  incurring any indebtedness or other obligation;

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  paying dividends or making distributions on the capital stock of Flextronics or of such subsidiaries; or

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  purchasing or redeeming capital stock of Flextronics or such subsidiaries.

        In addition, Flextronics will not be required to maintain any financial ratios or specified levels of net worth or liquidity or to repurchase or redeem or otherwise modify the terms of any of the notes upon a change of control or other events involving Flextronics or any of its subsidiaries which may adversely affect the creditworthiness of the notes, except to the limited extent provided under "—Purchase of Notes Upon a Change of Control Repurchase Event." Among other things, the indenture will not contain covenants designed to afford holders of the notes any protections in the event of a highly leveraged or other transaction involving Flextronics that may adversely affect holders of the notes, except to the limited extent provided below and under "—Purchase of Notes Upon a Change of Control Repurchase Event."

        The indenture contains the following principal covenants:

Limitation on Liens

        Flextronics will not, and will not permit any restricted subsidiary (as defined below) to create, incur or assume any lien (as defined below) on any property (including shares of capital stock or indebtedness) or assets, whether now owned or hereafter acquired, to secure indebtedness (as defined below) (including guarantees) of Flextronics, any restricted subsidiary, or any other person, including, without limitation, indebtedness under the Credit Facilities, without in any such case effectively providing concurrently with the creation, incurrence or assumption of such lien with respect to such indebtedness that the notes and the subsidiary guarantees (together with, if Flextronics so determines, any other indebtedness of Flextronics or such restricted subsidiary then existing or thereafter created which is not subordinate to the notes or the subsidiary guarantees) will be secured by any such lien equally and ratably with (or prior to) such secured indebtedness, so long as such secured indebtedness is so secured. In the case of the Credit Facilities, such obligation shall arise concurrently with the grant of any lien thereunder, whether or not any indebtedness will be outstanding under the Credit Facilities at such time. Any lien created for the benefit of the holders of the notes pursuant to this paragraph shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to the obligation to secure the notes and the subsidiary guarantees.

        Except in the case of any lien granted under the Credit Facilities, the foregoing restriction will not, however, apply to the following:

            (i)  liens on property or assets of Flextronics or any restricted subsidiary existing on the issue date of the original notes;

           (ii)  liens on property or assets of any person, as defined below, existing prior to the time such person becomes a restricted subsidiary or is, through one or a series of transactions, merged with or into or consolidated with Flextronics or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety, through one or a series of transactions, to Flextronics or a restricted subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; provided that such liens shall not extend to any other property or assets of Flextronics or any other restricted subsidiary;

          (iii)  liens on property or assets of Flextronics or any restricted subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that such liens were in existence prior to and were not created in contemplation of such acquisition and shall not extend to any other property or assets of Flextronics or any restricted subsidiary;

          (iv)  liens on property (including in the case of a plant or facility, the land on which it is erected and fixtures comprising a part thereof) or assets of Flextronics or any restricted subsidiary securing the payment of all or any part of the purchase price thereof, or the cost of development, operation, construction, alteration, repair or improvement of all or any part thereof, or securing any indebtedness created, incurred, assumed or guaranteed prior to, at the time of or within

  180 days after, the acquisition of such property or assets and/or the completion of any such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of the purchase price and/or such cost (provided, in the case of liens securing the payment of all or any part of the purchase price of any property or assets of Flextronics or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purposes of financing all or any part of such purchase price, such liens are limited to the property or assets then being acquired and fixed improvements thereon and the capital stock of any person formed to acquire such property or assets, and, provided further, that in the case of liens securing the payment of all or any part of the cost of development, operation, construction, alteration, repair or improvement of any property of Flextronics or any restricted subsidiary, as the case may be, or securing any indebtedness created, incurred, assumed or guaranteed for the purpose of financing all or any part of such cost, such liens are limited to the assets or property then being developed, operated, constructed, altered, repaired or improved and the land on which such property is erected and fixtures comprising a part thereof and the capital stock of any person formed to own such property or assets);

           (v)  liens which secure indebtedness owing by (a) Flextronics to a restricted subsidiary or (b) any subsidiary to Flextronics or to a restricted subsidiary;

          (vi)  liens on the property of Flextronics or a restricted subsidiary in favor of the U.S. or any state thereof, or any department, agency, instrumentality or political subdivision of the U.S. or any state thereof, or in favor of any other country, or any department, agency, or instrumentality or political subdivision thereof, in each case (a) securing partial, progress, advance or other payments pursuant to any contract or statute, (b) securing indebtedness incurred to finance all or any part of the purchase price or cost of constructing, installing or improving the property, including liens to secure indebtedness of the pollution control or industrial revenue bond type, or (c) securing indebtedness issued or guaranteed by the U.S., any state, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

         (vii)  statutory or common law landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's, or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which a reserve or other appropriate provision, if any, as shall be required in conformity with U.S. GAAP (as defined below) shall have been made;

        (viii)  liens for taxes, assessments or governmental charges that are not yet delinquent for a period of more than 60 days (taking into account applicable grace periods) or are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and, in the latter case, for which adequate reserves or other appropriate provisions are being maintained, to the extent required by U.S. GAAP;

          (ix)  zoning restrictions, easements, rights of way or defects or irregularities in title and other similar charges or encumbrances on property not materially adversely affecting the use of such property by Flextronics or any restricted subsidiary and liens of a landlord, lessor or lessee under operating leases to which Flextronics or a restricted subsidiary is a party;

           (x)  customary deposit or reserve arrangements entered into in connection with acquisitions;

          (xi)  liens incurred in the ordinary course of business securing indebtedness under any interest rate agreement, currency agreement or other similar agreement designed to protect Flextronics or any of its restricted subsidiaries from fluctuations in interest rates, currencies or the price of commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value;

         (xii)  liens incurred (a) in connection with workers' compensation, unemployment insurance, pensions, social security or similar laws and other types of statutory obligations or the requirements of any official body, including for the obtaining of franchises or licenses useful in the operation of business, or (b) to secure the performance of surety obligations incurred in the ordinary course of business consistent with industry practice or customs, penalty or appeal bonds, or (c) to secure performance of bids, tenders, leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business, or (d) to secure obligations in respect of customs, duties, excise taxes, value-added taxes, rents, or goods or services (including utility services) provided to such person by governmental entities or suppliers, or other similar items which under U.S. GAAP constitute operating expense, or (e) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a), (b), (c), and (d) above, in the case of each of (a), (b), (c), (d) and (e) not incurred or made in connection with the borrowing of money;

        (xiii)  liens on receivables, leases, receivables assets or other financial assets incurred in connection with a permitted receivables transaction;

        (xiv)  judgment liens against Flextronics or any restricted subsidiary not giving rise to an event of default and liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;

         (xv)  liens securing indebtedness in an aggregate principal amount outstanding from time to time of no more than $250,000,000 arising in connection with (a) so-called "synthetic leases" or "tax retention operating leases," or (b) leases which are properly classified in accordance with U.S. GAAP as capitalized leases on the books of Flextronics or a restricted subsidiary;

        (xvi)  liens (x) arising in connection with the administration and operation of deposit accounts of Flextronics or any Flextronics subsidiaries operated and maintained outside of the U.S. in connection with cross-border or intracountry, multiple currency cash pooling arrangements, including overdraft facilities; provided, however that such liens shall not extend beyond the amounts on deposit therein, (y) arising out of cash management, netting or set-off arrangements made by banks or financial institutions and Flextronics or any Flextronics subsidiaries in the ordinary course of business, or over any asset held with a clearing house and

          (z) arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of set-off, revocation, refund or chargeback against money or instruments of Flextronics or any subsidiary of Flextronics on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;

       (xvii)  liens pursuant to supply or consignment contracts or otherwise for the receipt of goods and services, encumbering only the goods, inventory or equipment covered thereby, incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

      (xviii)  liens securing contingent obligations in respect of acceptances, letters of credit, bank guarantees, surety bonds or similar extensions of credit incurred in the ordinary course of business and not incurred or made in connection with the borrowing of money;

        (xix)  any extension, renewal, substitution, refinancing or replacement (or successive extensions, renewals, substitutions, refinancings or replacements), in whole or in part, of any of the liens referred to in paragraphs (i) through (xviii) above or the indebtedness secured thereby;

         (xx)  the interest of a licensor under any license of intellectual property in the ordinary course of business;

        (xxi)  liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by Flextronics or any Flextronics subsidiary;

       (xxii)  call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (w) investments in joint ventures, partnership and the like, (x) investments consisting of equity issued by suppliers and other venture capital or similar direct investments, (y) ownership of undivided interests in assets subject to a joint ownership or similar agreement or (z) assets acquired in original equipment manufacturing divestiture transactions or similar acquisitions and arising in favor of the original seller or transferor of such assets (or their respective affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith; and

      (xxiii)  liens in favor of the noteholders pursuant to the indenture.

        Except in the case of any lien granted under the Credit Facilities (as to which no exceptions to the restrictions on liens and the obligation to equally and ratably secure the notes apply), the restriction on liens on property or assets of Flextronics or any restricted subsidiary contained above will also not apply to the creation, incurrence or assumption by Flextronics or any restricted subsidiary of a lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all indebtedness secured by liens on property or assets of Flextronics and of any restricted subsidiary then outstanding (not including any such indebtedness secured by liens permitted to be incurred pursuant to paragraphs (i) through (xxiii) above) plus attributable debt (as defined below) of Flextronics and its restricted subsidiaries in respect of sale and leaseback transactions, as defined in "—Limitation on Sale and Leaseback Transactions" below, that would otherwise be subject to the restrictions described below under "—Limitation on Sale and Leaseback Transactions" (not including any such sale and leaseback transaction permitted under paragraph (i) in "—Limitation on Sale and Leaseback Transactions" below in reliance on an exception set forth in paragraphs (i) through (xxiii) of this "Limitations on Liens" covenant) does not at the time such indebtedness is incurred exceed an amount equal to 15% of consolidated net tangible assets (as defined below). For the purposes of determining compliance with this covenant, in the event that a lien meets the criteria of more than one of the types of liens described above, Flextronics, in its sole discretion, will classify, and may reclassify, such lien and only be required to include the amount and type of such lien in one of the paragraphs (i) through (xxiii) above or the immediately preceding paragraph, and a lien may be divided and classified and reclassified into more than one of the types of liens described above.

        For the purposes of the "Limitation on Liens" covenant described above, the creation of a lien to secure a guaranty or to secure indebtedness which existed prior to the creation of such lien, will be deemed to involve indebtedness in an amount equal to the lesser of (x) the fair market value (as determined in good faith by Flextronics) of the asset subject to such lien and (y) the principal amount guaranteed or secured by such lien, but the amount of indebtedness secured by liens will be computed without cumulating the underlying indebtedness with any guarantee thereof or lien securing the same.

Limitation on Sale and Leaseback Transactions

        Flextronics will not, and will not permit any restricted subsidiary to, enter into any arrangement after the issue date of the original notes with any bank, insurance company or other lender or investor (other than Flextronics or another restricted subsidiary) providing for the leasing by Flextronics or any such restricted subsidiary for a period of more than three years (other than pursuant to so-called synthetic lease or tax retention operating lease transactions) of any property or assets which (x) at the time of such lease have been or are to be owned by Flextronics or a restricted subsidiary for more than

180 days and (y) have been or are to be sold or transferred by Flextronics or such restricted subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or assets (a "sale and leaseback transaction"), unless either:

            (i)  Flextronics and its restricted subsidiaries would be entitled, pursuant to the provisions described in the "Limitation on Liens" covenant described above, to incur indebtedness secured by a lien on such property or assets in a principal amount equal to or exceeding the attributable debt in respect of such sale and leaseback transaction without equally and ratably securing the notes; or

           (ii)  Flextronics, within 180 days after the sale or transfer, applies or causes a restricted subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of such property at the time of entering into such sale and leaseback transaction (as determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer and the Controller of Flextronics) to the retirement of notes or other funded debt, as defined below, of Flextronics (other than funded debt subordinated to the notes) or funded debt of a restricted subsidiary; provided that the amount to be so applied shall be reduced by (a) the principal amount of the notes delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation, and (b) the principal amount of any such funded debt of Flextronics or a restricted subsidiary, other than the notes, voluntarily retired by Flextronics or a restricted subsidiary within 180 days after such sale or transfer, excluding in the case of both (a) and (b), retirement pursuant to any mandatory prepayment or by payment at maturity.

Restrictions on Funded Debt of Restricted Subsidiaries

        Flextronics will not permit any restricted subsidiary that is not a guarantor (other than an ineligible subsidiary) to create, incur, issue, assume or guarantee any funded debt, unless such restricted subsidiary, within 60 business days thereof, guarantees the payment of principal of, premium, if any, and interest on, the notes on an unsecured basis. This restriction will not apply if:

            (i)  Flextronics or such restricted subsidiary could create indebtedness secured by liens in accordance with one or more of clauses (i) through (xxiii) of the "Limitation on Liens" covenant described above (whether or not such indebtedness is in fact secured by liens) or enter into a sale and leaseback transaction in accordance with the "Limitation on Sale and Leaseback Transactions" covenant described above in an amount equal to such funded debt, without equally and ratably securing the notes and the subsidiary guarantees;

           (ii)  such funded debt existed on the issue date of the original notes;

          (iii)  such funded debt is owed to Flextronics or any restricted subsidiary;

          (iv)  such funded debt existed at the time the person that created, incurred, issued, assumed or guaranteed such funded debt became a restricted subsidiary, or was, through one or a series of transactions, merged with or into or consolidated with such restricted subsidiary, or at the time of a sale, lease or other disposition, through one or a series of transactions, of the properties of such person as an entirety to such restricted subsidiary, or arising thereafter:

            (a)   other than in connection with the borrowing of money arranged thereafter and

            (b)   pursuant to contractual commitments entered into prior to and not in contemplation of such person becoming a restricted subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

           (v)  such funded debt is guaranteed by a governmental agency;

          (vi)  such funded debt is created, incurred, issued, assumed or guaranteed in connection with, or with a view to, compliance by such restricted subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such restricted subsidiary and providing financial or tax benefits to such restricted subsidiary which are not available directly to Flextronics;

         (vii)  such funded debt is created, incurred, issued, assumed or guaranteed to pay all or any part of the purchase price or the cost of development, operation, construction, alteration, repair or improvement of property, assets or equipment acquired or developed, operated, constructed, altered, repaired or improved by a restricted subsidiary, in each case plus related transactional fees, costs and expenses, provided such funded debt is incurred within 180 days after acquisition or the completion of any such development, operation, construction, alteration, repair or improvement of such property, assets or equipment, whichever is later, and, provided further, that the principal amount of such funded debt does not exceed 100% of the fair market value of the property or equipment acquired or developed, operated, constructed, altered, repaired or improved;

        (viii)  such funded debt is non-recourse; or

          (ix)  such funded debt is created, incurred, issued, assumed or guaranteed for the purpose of extending, renewing, substituting, replacing, refinancing or refunding funded debt permitted by the foregoing.

        Notwithstanding the foregoing, any non-guarantor restricted subsidiary may create, incur, issue, assume or guarantee funded debt which would otherwise be subject to the foregoing restrictions if on the date thereof and after giving effect thereto on a pro forma basis (including application of the net proceeds thereof), the Debt/EBITDA Ratio would not exceed 4.00:1.00.

        For the purposes of determining compliance with this covenant, in the event that an item of funded debt meets the criteria of more than one of the types of funded debt described above, Flextronics, in its sole discretion, will classify, and may reclassify, such funded debt and only be required to include the amount and type of such funded debt in one of the above clauses or the immediately preceding paragraph, and an item of funded debt may be divided and classified and reclassified into more than one of the types of funded debt described above.

Additional Guarantees by Subsidiaries

        If any non-guarantor subsidiary guarantees any indebtedness of Flextronics under, or becomes a borrower under, the Credit Facilities, such subsidiary shall within 60 business days thereof execute and deliver a supplemental indenture to the indenture providing for a subsidiary guarantee; provided that such subsidiary shall not be required to provide a subsidiary guarantee if it is an ineligible subsidiary.

Merger, Consolidation or Sale of Assets

        The indenture provides that Flextronics may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flextronics, unless:

          (a)   (1) in the case of a consolidation, merger, combination or amalgamation, Flextronics is the entity surviving such event, or (2) in the case that Flextronics consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the notes, and the performance of Flextronics' obligations under the registration rights agreement, the indenture, including, if any notes are then secured pursuant to the indenture, any collateral documents relating thereto, and the notes issued thereunder;

          (b)   immediately after giving effect to such transaction, including any indebtedness which becomes an obligation of Flextronics or a subsidiary of Flextronics at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

          (c)   certain other conditions are met.

Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country

        The indenture provides that we may not consolidate or merge with or into, whether or not we are the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions (a "subject transaction") to another corporation, person or entity unless it satisfies specified conditions. If the surviving or resulting transferee, lessee or successor person (the "successor corporation") in a subject transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a "subject country"), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:

  •
  we shall have delivered to the trustee a written opinion of independent legal counsel of recognized standing, as to the continued validity, binding effect and enforceability of the indenture and the notes and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any subject country is a party, which, in any such case, would permit the successor corporation to redeem the notes as described above under "—Optional Redemption," it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

  •
  we shall have delivered to the trustee a certificate signed by two executive officers of the successor corporation, and an opinion of counsel, as to the continued validity, binding effect and enforceability of the indenture and the notes; and

  •
  the successor corporation shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the Courts of the State of New York.

        In the event of any subject transaction in which the successor corporation is organized and existing under the laws of a subject country, we will indemnify and hold harmless the holder of each note from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the notes, the indenture or any other agreement relating to calculations to be performed with respect to the notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.

Enforceability of Judgments

        A substantial portion of our assets is located outside the U.S. and, as described above under "Merger, Consolidation or Sale of Assets" we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on the notes, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

SEC Reports

        At any time that Flextronics is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes are outstanding, Flextronics will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system.

        For so long as any of the notes remain outstanding and constitute "restricted securities" under Rule 144, Flextronics will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Each of the following is an "event of default" under the indenture with respect to the notes of the affected series:

            (i)  default in the payment of any interest (including additional interest, if any) on the notes of such series, or any additional amounts payable with respect thereto, when such interest becomes, or such additional amounts become, due and payable, and continuance of such default for a period of 30 days;

           (ii)  default in payment of principal or any premium with respect to the notes of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise;

          (iii)  default in the performance, or breach, of any covenant, warranty or agreement of Flextronics in the indenture with respect to notes of such series (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than the notes), and the continuance of such default or breach for a period of 60 days after delivery of written notice to Flextronics by the trustee or to Flextronics and the trustee by the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a "notice of default" under the indenture;

          (iv)  there occurs with respect to any issue or issues of indebtedness (including any guarantee and any other series of debt securities) of Flextronics or any restricted subsidiary having an outstanding principal amount of $100,000,000 or more in the aggregate for all such issues of all such persons, whether such indebtedness exists on the date hereof or shall hereafter be created,

  (a) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

           (v)  Flextronics or any of its restricted subsidiaries shall fail within 60 days to pay, bond or otherwise discharge uninsured judgments or court orders for the payment of money in excess of $100,000,000 in the aggregate, which are not stayed on appeal or are not otherwise being appropriately contested in good faith; or

          (vi)  certain events of bankruptcy, insolvency or reorganization of Flextronics or any of its restricted subsidiaries.

        No event of default with respect to any particular series of notes necessarily constitutes an event of default with respect to any other series of debt securities issued pursuant to the indenture. The indenture provides that the trustee may withhold notice to the holders of the notes of a particular series of the occurrence of a default with respect to the notes of such series (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of such series to do so.

        The indenture provides that if an event of default with respect to the notes of the type described in clause (vi) with respect to Flextronics shall have occurred and be continuing, then the principal of, accrued and unpaid interest on and any additional amounts payable in respect of the notes will become immediately due and payable. The indenture provides that if any other event of default with respect to the notes of a particular series shall have occurred and be continuing, either the trustee or the holders of at least 25% in principal amount of the notes of such series then outstanding may declare the principal amount of all the notes of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in principal amount of the notes of such series.

        Subject to the provisions of the Trust Indenture Act requiring the trustee, during an event of default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes unless such holders have offered the trustee security or indemnity satisfactory to it. Subject to the foregoing, holders of a majority in principal amount of the then outstanding notes of a particular series shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to the notes of such series. The indenture requires the annual filing with the trustee of a certificate by Flextronics as to whether or not it is in default under the terms of the indenture. Flextronics is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of notes or any event which after notice or lapse of time would constitute an event of default.

        Notwithstanding any other provision of the indenture, the holders of the notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on the notes on the respective due dates therefor (as the same may be extended in accordance with the terms of the notes) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

Definitions

        The indenture contains the following defined terms:

        "attributable debt" means, as to any particular lease under which any person is at the time of determination liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, Assistant Treasurer and the Controller of Flextronics), compounded annually. The net amount of rent required to be paid under any such lease for any such period should be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent should include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        "capital stock" means (i) with respect to any person organized as a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) corporate stock, and (ii) with respect to any person that is not organized as a corporation, the partnership, membership or other equity interests or participations in such person.

        "change of control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Flextronics and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Flextronics or one of its subsidiaries;

          (2)   the adoption of a plan relating to Flextronics' liquidation or dissolution;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Flextronics or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Flextronics' voting stock or other voting stock into which Flextronics' voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

          (4)   Flextronics consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Flextronics, in any such event pursuant to a transaction in which any of the voting stock of Flextronics or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of voting stock of Flextronics outstanding immediately prior to such transaction directly or indirectly constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction; or

          (5)   the first day on which a majority of the members of the board of directors of Flextronics are not continuing directors.

        This "change of control" definition includes a disposition of all or substantially all of the property and assets of Flextronics and its subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a person. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of the notes may require Flextronics to make an offer to repurchase the notes as described above.

        "change of control repurchase event" means the occurrence of both a change of control and a ratings event with respect to a particular series.

        "consolidated net tangible assets" means the total of all assets reflected on the most recent consolidated balance sheet of Flextronics and its consolidated subsidiaries filed by Flextronics pursuant to "—SEC Reports," prepared in accordance with generally accepted accounting principles, at their net book values (after deducting related depreciation, depletion, amortization and all other valuation reserves which, in accordance with such principles, should be set aside in connection with the business conducted), but excluding goodwill, unamortized debt discount and all other like intangible assets, all as determined in accordance with such principles, less the aggregate of the current liabilities of Flextronics and its consolidated subsidiaries reflected on such balance sheet, all as determined in accordance with such principles. For purposes of this definition, "current liabilities" include all indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Flextronics and its consolidated subsidiaries, and other payables and accruals, in each case payable on demand or due within one year of the date of determination of consolidated net tangible assets, but shall exclude any portion of long-term debt maturing within one year of the date of such determination (which excluded amount includes, for the avoidance of doubt, the portion of such debt maturing during the last year thereof notwithstanding that such debt may then be characterized as short-term debt), all as reflected on such consolidated balance sheet of Flextronics and its consolidated subsidiaries, prepared in accordance with generally accepted accounting principles.

        "consolidated subsidiary" means, at any date, any subsidiary or other entity, the accounts of which would be consolidated with those of Flextronics in its consolidated financial statements if such statements were prepared as of such date.

        "continuing directors" means, as of any date of determination, any member of the board of directors of Flextronics who (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination or election.

        "Credit Facilities" means, collectively, the Revolving/Term Loan A Facility and the Term Loan B Facility, and any amendment, extension, renewal, increase, decrease, substitution or replacement (other than the notes) of such facilities or any such substitution or replacement, provided however, that the term "Credit Facilities" shall not include any facility which substitutes or replaces the Term Loan B Facility so long as the aggregate principal amount of such substitution or replacement facility is not more than $200,000,000 at any one time outstanding, or any substitutions or replacements thereof.

        "currency agreement" means any currency exchange contract, foreign exchange contract, currency swap agreement, cross-currency rate swap agreement, currency options agreement or other similar agreement or arrangement.

        "Debt/EBITDA Ratio" means, with respect to Flextronics and its subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with generally accepted accounting principles, of:

          (a)   The total indebtedness of Flextronics and its subsidiaries on such date; provided, that in computing the foregoing sum, (i) there shall be excluded therefrom any indebtedness to the extent the proceeds thereof are (A) legally segregated from Flextronics or such subsidiaries' other assets and (B) only held in the form of cash or cash equivalents and (ii) there shall be included as a component of total indebtedness, without duplication and regardless of whether constituting indebtedness as defined herein, all securitization attributable indebtedness;

to

          (b)   EBITDA for the four fiscal quarter period ending on the most recently completed fiscal quarter for which financial statements are available.

        "EBITDA" means, with respect to Flextronics and its subsidiaries for any period, the sum, determined on a consolidated basis in accordance with generally accepted accounting principles, of the following:

          (a)   The net income or net loss of Flextronics and its subsidiaries for such period before provision for income taxes;

plus

          (b)   The sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of (i) all interest expense of Flextronics and its subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of Flextronics and its subsidiaries accruing during such period and (iii) any other non-cash charges of Flextronics and its subsidiaries incurred in such period, including non-cash charges for stock options, performance shares or other equity-based compensation (it being understood and agreed that the term "non-cash charges" does not include charges which consist of, or require an accrual of or cash reserve for, anticipated cash charges in subsequent periods);

plus

          (c)   An amount, not to exceed $100,000,000 in any consecutive four-quarter period, equal to the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of all one-time cash charges associated with (i) merger- or acquisition-related expenses (including legal fees, investment banking fees and other similar fees and expenses), in connection with any merger or acquisition entered into or consummated by Flextronics or any of its subsidiaries which is otherwise permitted under the indenture, (ii) restructuring costs incurred by Flextronics or any of its subsidiaries in connection with any restructuring entered into or consummated by Flextronics or any of its subsidiaries which is otherwise permitted under the indenture, and (iii) net losses from the early extinguishment of indebtedness; in each case paid in such period and calculated in accordance with generally accepted accounting principles; provided, however, that no one-time cash charges in connection with merger- or acquisition-related expenses shall be added to the calculation of EBITDA if Flextronics and its subsidiaries, in connection with any merger or acquisition to which such expenses relate, shall have adjusted EBITDA on a pro forma basis to give effect to such merger or acquisition as if such merger or acquisition had occurred as of the first day of such period as described in the next succeeding paragraph.

If Flextronics or any of its subsidiaries acquires (whether by purchase, merger, consolidation or otherwise) any person as a new subsidiary or all or substantially all of the assets or property of any person, during any period in respect of which EBITDA is to be determined, such EBITDA may, in the sole discretion of Flextronics, be determined on a pro forma basis as if such acquisition occurred as of the first day of such period.

        "funded debt" means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than a year after the date of original creation, assumption or guarantee.

        "generally accepted accounting principles" or "U.S. GAAP" means generally accepted accounting principles which are in effect on the issue date of the original notes. At any time after the issue date of the original notes, Flextronics may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP or generally accepted accounting principles shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of U.S. GAAP for periods that include fiscal quarters ended prior to Flextronics' election to apply IFRS shall remain as previously calculated or determined in accordance with U.S. GAAP.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

        "guarantor" means (i) each subsidiary of Flextronics that guarantees the notes on the issue date of the original notes and (ii) each subsidiary that executes a supplemental indenture in the form attached to the indenture providing for the guarantee of the payment of the notes, in each case unless and until such guarantor is released from its subsidiary guarantee pursuant to the indenture.

        "indebtedness" means (a) any liability of Flextronics or any of its subsidiaries (1) for borrowed money, or under any reimbursement obligation relating to a drawn upon letter of credit or bank guaranty, or (2) evidenced by a bond, note, debenture or similar instrument (other than liabilities for the deferred purchase price of property evidenced by a bond, note, debenture or similar instrument to the extent (i) such liability has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under "Events of Default" above, the non-payment of such liability is subject to a good faith dispute, including by virtue of a bona fide right of set-off), or (3) for payment obligations arising under any conditional sale or other title retention arrangement, purchase money obligation or deferred purchase price arrangement (excluding any purchase price adjustments, earn-out or similar arrangements) made in connection with the acquisition of any businesses, properties or assets of any kind (other than payment obligations consisting of accounts payable for property or the deferred purchase price of property to the extent (i) such payment obligation has a regularly-scheduled maturity date that is less than one year, and (ii) solely for purposes of paragraph (iv) under "Events of Default" above, the non-payment of such payment obligation is subject to a good faith dispute, including by virtue of a bona fide right of set-off), or (4) consisting of the discounted rental stream properly classified in accordance with generally accepted accounting principles on the balance sheet of Flextronics or any of its subsidiaries, as lessee, as a capitalized lease obligation, or (5) under currency agreements and interest rate agreements (but only the net liability thereunder, if any), to the extent not otherwise included in this definition (other than any currency agreements or interest rate agreements entered into in connection with a bona fide hedging operation that provides offsetting benefits to Flextronics or any of its subsidiaries); (b) any liability of others of a type described in the preceding clause (a) to the extent that Flextronics or any of its subsidiaries has guaranteed or is otherwise legally obligated in respect thereof; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above. "Indebtedness" shall not be construed to include (x) trade payables or credit on open account to trade creditors incurred in the ordinary course of business (including vendor finance programs), (y) obligations under supply or consignment contracts in the ordinary course of business or forward sales agreements for inventory, or (z) any liability arising from a permitted receivables transaction. Accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of indebtedness for any purpose hereunder, including the covenant restricting funded debt of restricted subsidiaries.

        "ineligible subsidiary" means (a) any subsidiary of Flextronics that (i) as a result of acting as a subsidiary guarantor under the subsidiary guarantee, would incur or suffer, or would cause Flextronics or any domestic subsidiary of Flextronics to incur or suffer, (x) significant tax or similar liabilities or obligations or (y) an inclusion of income under Section 951(a)(1)(B) of the Internal Revenue Code of 1986 as amended (or similar non-U.S. tax law) that is reasonably and substantially likely to result in a significant adverse effect on Flextronics' consolidated financial accounts; (ii) as a result of acting as a subsidiary guarantor under the subsidiary guarantee, would incur or suffer, or would cause any non-U.S. subsidiary of Flextronics to incur or suffer, significant tax or similar liabilities or obligations; provided that at such time such subsidiary is not, and is not required to become, a guarantor under the Credit Facilities; or (iii) is a bankruptcy remote special purpose vehicle that exists solely to facilitate a permitted receivables transaction, and (b) Flextronics Electronics Technology (Suzhou) Co., Ltd., Flextronics Technology (Malaysia) Sdn. Bhd., Flextronics Technology (Penang) Sdn. Bhd., and Flextronics Manufacturing (Singapore) Pte Ltd; provided that such entity is a "controlled foreign corporation" under the Internal Revenue Code of 1986, as amended.

        "interest expense" means, with respect to any person for any period, (i) the amount which would, in conformity with generally accepted accounting principles, be set forth opposite the caption "interest expense" or any like caption on a consolidated income statement of such person and its subsidiaries minus (ii) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that for any period during which there shall exist any securitization or similar program relating to permitted receivables transactions, "interest expense" shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the applicable special purpose entity to the financiers of such securitization or similar program.

        "interest rate agreement" means, for any person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

        "investment grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Flextronics.

        "lien" means, with respect to any asset, any pledge, mortgage, charge, encumbrance or security interest in respect of such asset; provided that any transaction (including, without limitation, any sale of accounts receivable) which is treated as a sale of assets under U.S. GAAP shall be so treated and any asset which is so sold shall not be deemed subject to a lien. Pursuant to the indenture, a contractual grant of a right of set-off (which may include a security interest granted in the same collateral) or a contractual lien on property in transit to or in the possession of the lienor, does not create a lien in the absence of an agreement to maintain a balance or deliver property against which such right may be exercised.

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "permitted receivables transaction" means any transaction or series of transactions entered into by Flextronics or any of its restricted subsidiaries in order to monetize or otherwise finance receivables, leases, receivables assets or other financial assets (including, without limitation, financing contracts) or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount (in each case whether now existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, receivables assets or other financial assets (whether now existing or arising in the future) of Flextronics or any of its restricted subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, receivables assets or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions or factoring transactions involving receivables, leases, receivables assets or other financial assets or other transactions evidenced by receivables purchase agreements, receivables sales agreement, factoring agreements and other similar agreements pursuant to which receivables are sold at a discount.

        "person" means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "rating agency" means (1) each of Moody's and S&P; and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Flextronics, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act, selected by Flextronics (as certified by a resolution of the board of directors of Flextronics) as a replacement agency for Moody's or S&P, or both, as the case may be.

        "rating category" means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another rating agency. In determining whether the rating of the notes has decreased by one or more gradations, gradations within rating categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

        "rating date" means the date which is 90 days prior to the earlier of (i) a change of control or (ii) public notice of the occurrence of a change of control or of the intention by Flextronics to effect a change of control.

        "ratings event" means the occurrence of the events described in (a) or (b) below on, or within 60 days after the earlier of, (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by Flextronics to effect a change of control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies):

          (a)   in the event the notes of the applicable series are rated by both rating agencies on the rating date as investment grade, the rating of the notes of such series shall be reduced so that the notes of such series are rated below investment grade by both rating agencies, or

          (b)   in the event the notes of the applicable series (1) are rated investment grade by one rating agency and below investment grade by the other rating agency on the rating date, the rating of the notes of such series by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes of such series are then rated below investment grade by both rating agencies or (2) are rated below investment grade by both rating agencies on the rating date, the rating of the notes of such series by either rating agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories).

        "receivables assets" means accounts receivable, indebtedness and other obligations owed to or owned by Flextronics or any restricted subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or other obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable. "restricted subsidiary" means, at any time, each and every subsidiary at least 80% (by number of votes) of the voting equity of which is legally and beneficially owned by Flextronics and its wholly owned restricted subsidiaries at such time.

        "Revolving/Term Loan A Facility" means the Credit Agreement, dated as of October 19, 2011, by and among Flextronics and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto, as amended.

        "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and its successors.

        "securitization attributable indebtedness" means the amount of obligations outstanding under the legal documents entered into as part of any permitted receivables transaction relating to accounts receivable originated by Flextronics or any of its subsidiaries on any date of determination that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such securitization were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal). For the avoidance of doubt, "securitization attributable indebtedness" shall not include (a) obligations that correspond to a deferred purchase price or other consideration owing to Flextronics or any of its subsidiaries funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated interest held by Flextronics or any of its subsidiaries or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction, and (b) obligations arising under uncommitted factoring arrangements and similar uncommitted sale transactions.

        "subsidiary of Flextronics" means any corporation, association or other business entity of which at the time of determination Flextronics or one or more Flextronics subsidiaries owns or controls more than 50% of the shares of voting equity.

        "surety obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credits, warranties, and similar arrangements between Flextronics or any of its restricted subsidiaries and one or more surety providers, for the benefit of Flextronics' or any restricted subsidiary's suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time, and in each case exclusive of obligations for the payment of borrowed money.

        "Term Loan B Facility" means the Term Loan Agreement, dated as of October 1, 2007, among Flextronics, as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto, as amended.

        "voting equity" means stock or equivalent equity interest that ordinarily has voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "voting stock" of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

        "wholly owned restricted subsidiary" means, at any time, any restricted subsidiary, 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by Flextronics and/or any one or more of Flextronics' other wholly owned restricted subsidiaries at such time.

Discharge, Defeasance and Covenant Defeasance

        Upon the direction of Flextronics, the indenture shall cease to be of further effect with respect to the notes of a particular series (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts) when (i) either (a) all of the outstanding notes of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the notes of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flextronics has deposited with the trustee, in trust, funds in U.S. dollars, in an amount sufficient to pay the entire indebtedness on the notes of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if the notes of such series have become due and payable) or to the maturity of the notes of such series, as the case may be, (ii) Flextronics has paid all other sums payable under the indenture with respect to the notes of such series and (iii) certain other conditions are met. Flextronics will remain obligated, following such deposit, to pay additional amounts on the notes of such series to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid.

        The indenture provides that Flextronics may elect with respect to the notes of a particular series either to defease and be discharged from (i) any and all obligations with respect to the notes of such series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes of such series to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of the notes of such series, to replace temporary or mutilated, destroyed, lost or stolen notes of such series, to maintain an office or agency in respect of the notes of such series, and to hold moneys for payment in trust) ("defeasance") or (ii) certain restrictive covenants, if any, in the indenture, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the notes of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee (or other qualifying trustee), in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, as defined below, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the notes of such series provide for the payment of additional amounts and (y) the amount of any such additional amounts is at the time of deposit reasonably determinable by Flextronics (in the exercise of its sole discretion), any such additional amounts with respect to) the notes of such series, and any mandatory payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

        Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture with respect to the notes of such series or any other material agreement or instrument to which Flextronics is a party or by which it is bound, (ii) no event of default with respect to the notes of such series or event which with notice or lapse of time or both would become an event of default with respect to the notes of such series to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flextronics has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Flextronics, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

        "government obligations" means notes which are (i) direct obligations of the U.S. where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

Modifications and Waivers

        The indenture contains provisions permitting Flextronics and the trustee thereunder, with the consent of the holders of a majority in principal amount of the outstanding notes of a series, to modify or amend any of the provisions of the indenture in respect of such series or of the notes of such series or the rights of the holders of the notes of such other series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding note issued under the indenture so affected, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to the notes or reduce the principal amount thereof or any redemption premium thereon or any additional amounts with respect to the notes;

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  adversely affect any right of repayment at the option of any holder, or change any place where, or the currency in which, the notes are payable;

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  affect the ranking, or with respect to collateral the priority or security, of the notes (other than as expressly permitted in the indenture), in a manner adverse to the holders of such securities;

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  impair the holder's right to institute suit to enforce the payment of such notes on or after the stated maturity thereof; or

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  reduce the aforesaid percentage in principal amount of notes, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

        The indenture also contains provisions permitting Flextronics and the trustee, without the consent of the holders of the notes, to modify or amend the indenture in order, among other things:

  •
  to add to the covenants of Flextronics in the indenture for the benefit of the holders of any series of the notes or to surrender any right or power conferred upon Flextronics by the indenture;

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  to add to the events of default or the covenants of Flextronics for the benefit of the holders of all or any series of notes issued under the indenture;

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  to add or change any provisions of the indenture to facilitate the issuance of bearer securities, to change any restrictions on the payment of principal of, any premium of interest on or any additional amounts with respect to any series of notes;

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  to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to facilitate the administration of the trusts, where applicable;

  •
  to secure the notes;

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  to cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not materially and adversely affect the interests of the holders of any series of notes issued thereunder in any material respect; or

  •
  to conform any provision of the indenture to this "Description of Notes."

        The holders of a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of all holders of the notes of such series, waive any past default under the indenture with respect to the notes of such series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to the notes of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of outstanding notes.

Form, Denomination and Registration of Notes

        The notes of each series will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Regarding the Trustee

        U.S. Bank National Association is the trustee under the indenture governing the notes and has also been appointed by Flextronics to act as registrar, transfer agent and paying agent for the notes. U.S. Bank National Association is also serving as exchange agent in connection with the exchange offers. In addition, we have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates. See "The Exchange Offers—Exchange Agent."

DESCRIPTION OF OTHER INDEBTEDNESS

Term Loan B Facility

        On October 1, 2007, we entered into our Term Loan B Facility, which is an unsecured $1.8 billion term loan facility and which was subsequently amended on December 28, 2007. During the fiscal year ended March 31, 2008, we borrowed $1.7 billion under our Term Loan B Facility. Of this amount, $500.0 million was scheduled to mature in October 2012 and the remaining $1.2 billion was scheduled to mature in October 2014. On October 19, 2011, we repaid $480 million, which was the outstanding portion of the $500.0 million due to mature in October 2012. On February 20, 2013, we repaid $1.0 billion of the $1.2 billion outstanding that was scheduled to mature in October 2014 with the proceeds from the issuance of the original 2020 notes and the original 2023 notes, and $170.3 million was outstanding under our Term Loan B Facility as of March 31, 2013. Borrowings under our Term Loan B Facility, bear interest, at our option, either at (i) the base rate (the greater of the agent's prime rate or the federal funds rate plus 0.50%) plus a margin of 1.25%; or (ii) LIBOR plus a margin of 2.25%.

        Our Term Loan B Facility contains a number of covenants that restrict, among other things and subject to certain exceptions, our ability and the ability of our subsidiaries to:

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  incur certain debt;

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  make certain investments;

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  make certain acquisitions of other entities;

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  incur liens;

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  dispose of assets;

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  make distributions to shareholders; and

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  engage in transactions with affiliates.

        Our Term Loan B Facility also requires that we maintain a maximum ratio of total indebtedness to EBITDA, as defined therein. As of March 31, 2013, we were in compliance with the covenants under our Term Loan B Facility. Obligations under this facility are guaranteed by certain of our subsidiaries, each of whom will also initially be a guarantor of the exchange notes offered hereby.

Revolving/Term Loan A Facility

        On October 19, 2011, we entered into our Revolving/Term Loan A Facility, which is a five-year, unsecured $2.0 billion credit facility consisting of a $1.5 billion revolving credit facility ("Revolving Credit Facility") and a $500.0 million term loan ("Term Loan A Facility"). Our Revolving/Term Loan A Facility expires in October 2016. Our Revolving Credit Facility replaced our previous $2.0 billion revolving credit facility, which was due to mature in May 2012. Our Term Loan A Facility refinanced the outstanding amount of the $500 million tranche of the $1.7 billion previously borrowed in fiscal year 2008 under our Term Loan B Facility. During the fiscal year ended March 31, 2013, we increased the limit on our Term Loan A Facility by $50.0 million and borrowed the entire incremental amount. Our Term Loan A Facility requires amortization of $27.5 million per year (payable quarterly) through September 30, 2013, and then increasing to $41.25 million per year (payable quarterly) through September 30, 2016, with the remaining balance due at maturity. During the fiscal year ended March 31, 2013, we repaid a total principal amount of $20.0 million on our Term Loan A Facility.

        As of March 31, 2013, we had $517.5 million outstanding under our Term Loan A Facility and no amount outstanding under our Revolving Credit Facility. Interest on our Revolving/Term Loan A Facility is based, at our option, on either (i) LIBOR plus the applicable margin ranging between 1.25% and 2.25%, based on our credit rating; or (ii) the base rate (the greatest of the agent's prime rate, the federal funds rate plus 0.50%, and LIBOR for a one-month interest period plus 1.00%) plus an applicable margin ranging between 0.25% and 1.25%, based on our credit rating.

        Our Revolving/Term Loan A Facility contains a number of covenants that restrict, among other things and subject to certain conditions, our ability and the ability of our subsidiaries to:

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  incur certain debt;

  •
  make certain investments;

  •
  make certain acquisitions of other entities;

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  incur liens;

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  dispose of assets;

  •
  make distributions to shareholders; and

  •
  engage in transactions with affiliates.

        Our Revolving/Term Loan A Facility also requires that we maintain a maximum ratio of total indebtedness to EBITDA, as well as a minimum interest coverage ratio, as defined therein. In addition, if the total outstanding amount under our Revolving/Term Loan A Facility exceeds 105% of the aggregate commitment amount, then we will be required to reduce the outstanding amount so that it does not exceed 100%. As of March 31, 2013, we were in compliance with the covenants under our Revolving/Term Loan A Facility. Obligations under this facility are guaranteed by certain of our subsidiaries, each of whom will also initially be a guarantor of the exchange notes offered hereby.

Asia Term Loans

        In fiscal year 2011, we entered into three unsecured term loan facilities with banks based in Asia ("Asia Term Loans").

        On September 27, 2010, we entered into a three-year, $50 million term loan facility, which matures on September 27, 2013. Borrowings under this term loan bear interest at LIBOR plus a margin of 2.30%. We, at our election, may convert the loan (in whole or in part) to bear interest at the higher of the federal funds rate plus 0.50% or the prime rate plus 1.00%.

        On September 28, 2010, we entered into a three-year, $130 million term loan facility, which matures on September 28, 2013. Borrowings under this term loan bear interest at LIBOR plus a margin of 2.15%, and we paid a non-refundable fee of $1.4 million at the inception of the loan.

        On February 17, 2011, we entered into a three-year, $200 million term loan facility, which matures on February 17, 2014. Borrowings under this term loan bear interest at LIBOR plus a margin of 2.28%, and we paid a non-refundable fee of $1.0 million at the inception of the loan.

        As of March 31, 2013, we had approximately $375.0 million of borrowings outstanding under our Asia Term Loans, which will mature in September 2013 and February 2014.

        Our Asia Term Loans contain a number of covenants that restrict, among other things and subject to certain conditions, our ability and the ability of our subsidiaries to:

  •
  incur certain debt;

  •
  make certain investments;

  •
  make certain acquisitions of other entities;

  •
  incur liens;

  •
  dispose of assets;

  •
  make non-cash distributions to shareholders; and

  •
  engage in transactions with affiliates.

        Our Asia Term Loans also require that we maintain a maximum ratio of total indebtedness to EBITDA, as defined therein. As of March 31, 2013, we were in compliance with the covenants under our Asia Term Loans.

Other Credit Lines

        As of March 31, 2013, we and certain of our subsidiaries also had various uncommitted revolving credit facilities, lines of credit, and other loans in the amount of $274.2 million in the aggregate, under which there were no outstanding borrowings as of March 31, 2013. The credit facilities are unsecured, and the lines of credit and other loans are primarily secured by accounts receivable.

Trade Receivables Programs

        We sell trade receivables under two asset-backed securitization programs and an accounts receivable factoring program.

Asset-Backed Securitization Programs

        We continuously sell designated pools of trade receivables under our Global Asset-Backed Securitization Agreement, or our Global Program, and our North American Asset-Backed Securitization Agreement, or our North American program, to affiliated special purpose entities, each of which in turn sells 100% of the receivables to unaffiliated financial institutions. These programs allow the operating subsidiaries to receive a cash payment and a deferred purchase price receivable for sold receivables. The investment limits by the financial institutions are $500 million for the Global Program and $300 million for the North American Program, and require that we retain a minimum level of deferred purchase price receivables in connection with the sales.

        As of March 31, 2013, in connection with these asset-backed securitization programs, we sold approximately $1.0 billion of accounts receivable to the special purpose entities, for which we received net cash proceeds of $556.9 million and deferred purchase price receivables of $412.4 million.

        The deferred purchase price receivables are included in other current assets as of March 31, 2013.

        For fiscal year ended March 31, 2013, cash flows from sales of receivables under these asset-backed securitization programs consisted of approximately $3.5 billion of which approximately $0.7 billion represented new transfers and the remainder proceeds from collections reinvested in revolving-period transfers.

Accounts Receivable Factoring Program

        We also sell accounts receivables to certain third party banking institutions. As of March 31, 2013, the outstanding balance of receivables sold and not yet collected was approximately $163.6 million. For the fiscal year ended March 31, 2013, total accounts receivable sold to certain third party banking institutions was approximately $1.1 billion.

 BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

        Initially, the exchange notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited on the issue date of the exchange notes with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below.

        All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

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  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

        We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Notes. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

        Payments with respect to the principal of, and premium, if any, and interest on, any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Notes representing such notes under the indenture. Under the terms of the indenture, we and the trustees may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

        Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        If:

  •
  we notify the trustee in writing that DTC is no longer willing or able to act as a depositary for the Global Notes or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

  •
  an event of default has occurred and is continuing and the registrar has received a request from DTC or a beneficial owner in a Global Note to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

        Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

 MATERIAL TAX CONSIDERATIONS

        This summary is of a general nature and is included in this prospectus solely for informational purposes. It is not intended to be, nor should it be construed as being, legal or tax advice. No representation regarding the consequences to any particular holder of the notes is made. Each holder of original notes considering the exchange offers should consult their own tax advisers regarding their particular circumstances and the effects of state, local or foreign, including Singapore, tax laws to which they may be subject.

Certain U.S. Federal Income Tax Considerations

        The following discussion is a general summary of certain United States federal income tax consequences that may be relevant to holders who exchange their original notes for exchange notes pursuant to the exchange offers. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This discussion is not a complete analysis or description of all of the possible tax consequences of such transactions and does not address all tax considerations that might be relevant to particular holders in light of their personal circumstances or to persons that are subject to special tax rules, such as: dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks, financial institutions, insurance companies, tax-exempt organizations, partnerships or other pass-through entities (or persons that hold the notes through partnerships or other pass-through entities), persons subject to alternative minimum tax, individual retirement and other deferred accounts, persons that own the notes as part of a hedge, a straddle, conversion, constructive sale or other integrated transaction for tax purposes, holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar, or U.S. expatriates, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-U.S. tax considerations.

        TO ENSURE COMPLIANCE WITH U.S. INTERNAL REVENUE SERVICE CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT THE DISCUSSION OF THE U.S. FEDERAL TAX MATTERS SET FORTH IN THIS PROSPECTUS WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY PERSON, FOR THE PURPOSES OF AVOIDING TAX-RELATED PENALTIES UNDER U.S. FEDERAL OR STATE TAX LAW. EACH HOLDER OF ORIGINAL NOTES CONSIDERING THE EXCHANGE OFFERS SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

        An exchange of original notes for exchange notes pursuant to the exchange offers should not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of original notes should not recognize gain or loss for U.S. federal income tax purposes as a result of exchanging original notes for exchange notes pursuant to the exchange offers. The holding period of the exchange notes should be the same as the holding period of the original notes and the tax basis in the exchange notes should be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

Singapore Tax Considerations

        The following summary addresses only the income tax laws of the Republic of Singapore in force and effect as of the date hereof and is intended as a general guide only. The summary below is general in nature and is based on certain aspects of current tax laws in Singapore in force as at the date of this prospectus and is subject to any changes in such laws, or the interpretation of those laws, occurring after such date, which changes could be made on a retroactive basis. Neither this summary nor any statements in this prospectus is intended or is to be regarded as advice on the tax position of any holder who exchanges original notes for exchange notes pursuant to the exchange offers. The statements made herein do not purport to be a comprehensive or exhaustive description of all the tax considerations that may be relevant to a decision to exchange original notes for exchange notes pursuant to the exchange offers and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules.

        An exchange of original notes for exchange notes pursuant to the exchange offers should not be taxable in Singapore. Consequently, a holder of original notes should not recognize gain or loss for Singapore income tax purposes as a result of exchanging original notes for exchange notes pursuant to the exchange offers.

        Holders of the notes are advised to consult their own tax advisors as to the Singapore or other tax consequences of exchanging original notes for exchange notes pursuant to the exchange offers. It is emphasized that none of us and any other persons involved with the exchange offers accepts responsibility for any tax effects or liabilities resulting from the exchange of original notes for exchange notes pursuant to the exchange offers.

Bermuda Tax Considerations

        There is no income or other tax in Bermuda imposed by withholding or otherwise on any payment to be made to or by us pursuant to an exchange of original notes for exchange notes pursuant to the exchange offers.

        The exchange offers will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in Bermuda in connection with the execution, delivery, filing, registration or performance pursuant to the exchange offers.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days from the effective date of the registration statement of which this prospectus forms a part and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        During the 180-day or applicable shorter period referred to above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        Certain legal matters with respect to the exchange notes and guarantees offered hereby will be passed upon for us (i) with respect to New York, Delaware and California law, by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York, (ii) with respect to Singapore law, by Allen & Gledhill LLP, Singapore, (iii) with respect to Mauritius law, by C&A Law, Mauritius, (iv) with respect to Federal Territory of Labuan, Malaysia law, by Rahmat Lim & Partners, Malaysia, (v) with respect to Dutch law, by Lexence N.V., the Netherlands and (vi) with respect to Hungarian law, by Faludi Wolf Theiss, Hungary.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2013, and the effectiveness of Flextronics International Ltd.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Flextronics International Ltd.

Offer to Exchange up to $500,000,000 Principal Amount of 4.625% Notes
due 2020 for a Like Principal Amount of 4.625% Notes due 2020 which have been registered under the Securities Act of 1933

and

Offer to Exchange up to $500,000,000 Principal Amount of 5.000% Notes
due 2023 for a Like Principal Amount of 5.000% Notes due 2023 which have been registered under the Securities Act of 1933

PROSPECTUS
                        , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Singapore Registrant

        The following registrant is a company organized under the laws of Singapore: Flextronics International Ltd.

        Section 172 of the Singapore Companies Act (the "SCA") prohibits a company from indemnifying its directors or officers against any liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to the company. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or Section 391 of the SCA or any other provision of the SCA in which relief is granted to him by the court.

        Flextronics International Ltd.—Article 155 of Flextronics International Ltd.'s Articles of Association provides that, subject to the SCA and every other act for the time being in force concerning companies and affecting Flextronics International Ltd., every director, auditor, secretary or other officer of Flextronics International Ltd. shall be entitled to be indemnified by Flextronics International Ltd. against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Flextronics International Ltd. and in which judgment is given in his favor (or the proceedings are otherwise disposed of without a finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

        In addition, Article 155 of Flextronics International Ltd.'s Articles of Association provides that no director, manager, secretary or other officer of Flextronics International Ltd. shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to Flextronics International Ltd., through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of Flextronics International Ltd. or for the insufficiency or deficiency of any security upon which any of the moneys of Flextronics International Ltd. are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited or left or for any other loss, damage or misfortune which happens in the execution of the duties of his office or in relation thereto, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

        Our directors and officers are covered by indemnification agreements with Flextronics International Ltd. and a wholly-owned subsidiary of Flextronics International Ltd. These indemnification agreements provide Flextronics International Ltd.'s officers and directors with indemnification to the maximum extent permitted by applicable law. Flextronics International Ltd. has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the SCA.

        The foregoing summaries are necessarily subject to the complete text of the Articles of Association of Flextronics International Ltd., the SCA and the indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Delaware Registrant

        The following registrant is a limited liability company formed in the State of Delaware: Flextronics America, LLC.

        Section 18-303(a) of the Delaware Limited Liability Company Act (the "DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company's, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Flextronics America, LLC—Flextronics America, LLC's certificate of formation, is silent on indemnification. Paragraph 11 of Flextronics America, LLC's operating agreement provides that the sole member shall not have any liability for the obligations or liabilities of Flextronics America, LLC except to the extent provided in the DLLCA. Paragraph 14 of Flextronics America, LLC's operating agreement provides that Flextronics America, LLC shall indemnify, to the fullest extent and under the circumstances permitted by Delaware law, past, present or future members, managers, officers or agents of Flextronics America, LLC, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager , officer or agent of Flextronics America, LLC.

California Registrants

        The following registrants are corporations incorporated under the laws of the State of California: Flextronics International USA, Inc. and Flextronics Logistics USA, Inc.

        Subsection (b) of Section 317 of the California General Corporation Law (the "CGCL") authorizes a corporation to indemnify agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in any proceeding (other than an action by or in the right of the corporation) if such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe the conduct was unlawful.

        With respect to actions by or in the right of the corporation, Subsection (c) of Section 317 permits indemnification against expenses actually and reasonably incurred by such person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. However, no indemnification shall be made for: (1) any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (2) amounts paid in settling or otherwise disposing of a pending action without court approval or (3) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        Subsection (d) of Section 317 requires a corporation to indemnify an agent against expenses actually and reasonably incurred to the extent such person is successful on the merits in the defense of any proceeding or any claim, issue or related matter. Subsection (f) allows a corporation to advance expenses prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified.

        Except for mandatory indemnification under Subsection (d), Subsection (e) of Section 317 permits indemnification only if it is authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct. Subsection (h) generally prohibits indemnification (1) where it would be inconsistent with a corporation's articles or bylaws, a shareholder resolution, or an agreement in effect at the relevant time, or (2) that would be inconsistent with any condition imposed by a court in approving a settlement.

        Subsection (i) of Section 317 permits a corporation to purchase insurance on behalf of an agent against liability asserted against such agent acting in his official capacity whether or not the corporation would have the power to indemnify the agent against that liability under the CGCL.

        Flextronics International USA, Inc.—Article IV of Flextronics International USA, Inc.'s amended and restated articles of incorporation provides that the liability of the directors of Flextronics International USA, Inc. for monetary damages shall be eliminated to the fullest extent permissible under California law. Article V of Flextronics International USA, Inc.'s amended and restated articles of incorporation provides that Flextronics International USA, Inc. is authorized to indemnify the directors and officers of Flextronics International USA, Inc. to the fullest extent permissible under California law. Section 6.1 of Flextronics International USA, Inc.'s bylaws provides that Flextronics International USA, Inc. shall indemnify each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative proceeding by reason of the fact that such person is or was a director or officer of Flextronics International USA, Inc. Section 6.2 of Flextronics International USA, Inc.'s bylaws provides that Flextronics International USA, Inc. shall pay all expenses incurred by such a director or officer in defending any such proceeding as they are incurred in advance of its final disposition, provided that the payment of such expenses in advance of the final disposition of such a proceeding shall be made only upon receipt of an agreement by or on behalf of such director or officer to repay such amount if it shall be determined ultimately that such person is not entitled to be indemnified and provided further that Flextronics International USA, Inc. shall not be required to advance any expenses to a person against whom Flextronics International USA, Inc. brings an action, alleging that such person committed an act or omission not in good faith or that involved intentional misconduct or a knowing violation of law, or that was contrary to the best interest of Flextronics International USA, Inc., or derived an improper personal benefit from a transaction.

        Flextronics Logistics USA, Inc.—Article V of Flextronics Logistics USA, Inc.'s articles of incorporation provides that (i) the liability of the directors of Flextronics Logistics USA, Inc. for monetary damages shall be eliminated to the fullest extent permissible under California law and (ii) Flextronics Logistics USA, Inc. is authorized to the indemnify the directors, officers and agents of Flextronics Logistics USA, Inc. to the fullest extent permissible under California law. Article VI of Flextronics Logistics USA, Inc.'s bylaws provides that Flextronics Logistics USA, Inc. shall, to the maximum extent and in the manner permitted by the California Corporations Code, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of Flextronics Logistics USA, Inc. to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or other agent of Flextronics Logistics USA, Inc. Article VI of Flextronics Logistics USA, Inc.'s bylaws also provides that Flextronics Logistics USA, Inc. shall advance expenses, costs, and charges incurred in defending any proceeding for which indemnification is required prior to the final disposition of such proceeding upon receipt of an undertaking by such person to repay such amount if it is determined ultimately that such person is not entitled to be indemnified.

Mauritius Registrants

        The following registrants are companies organized under the laws of the Republic of Mauritius: Flextronics International Asia-Pacific Ltd, Flextronics Sales & Marketing (A-P) Ltd., Flextronics Sales and Marketing Consumer Digital Ltd. and Flextronics Telecom Systems Ltd.

        The Mauritius Companies Act 2001 (the "MCA") generally prohibits a company from indemnifying or directly or indirectly effecting insurance for its directors or employees in relation to:

  •
  liability for any act/omission of the director or employee in his capacity as director or employee; or

  •
  costs incurred by that director or employee in defending or settling any claim or proceedings relating to any such liability.

        Any such indemnity given is deemed void. However, directors or employees may, in the circumstances outlined in paragraphs below, be indemnified for costs in relation to certain proceedings and for liabilities in relations to parties other than the company for which he acts as director or is an employee.

        A company may indemnify a director or employee for any costs he may have incurred in proceedings that relate to liability for any act or omission in his capacity as director or employee. Provided that the indemnity is expressly authorized by the constitution of the company, the director or employee must have either obtained judgment in his favor, been acquitted, had proceedings which were initiated against him discontinued, been granted relief by the Court or, had, where proceedings were threatened, the threatened action abandoned or not pursued.

        A company may indemnify a director or employee for any liability to a third party (i.e. a person other than the company itself or a related company) in the capacity of director or employee. Such indemnity must be expressly provided for in the constitution of the company. However, a director may not be indemnified against criminal liability or for any liability arising from breach of duty to act in good faith or in the best interests of the company.

        The MCA allows a company to effect insurance for its directors and employees, in respect of:

  •
  liability (other than criminal liability) for any act/omission in his capacity as a director or employee;

  •
  costs incurred by that director or employee in defending or settling any claim or proceeding relating to any such liability; or

  •
  costs incurred by that director or employee in defending any criminal proceedings, either that have been brought against the director or employee in relation to any act/omission of that director or employee in his capacity as director or employee, in which that person is either acquitted or a nolle prosequi is entered.

        A company may provide insurance cover for a director or employee with prior approval of the Board and provided the constitution of the company contains such express authorization for such grant of insurance cover.

        The Board of the company is also under obligation to make all the necessary disclosures in respect of such indemnities or insurance in the directors' interests register (if any), the minutes and the annual report. If a company covers a director or employee, and the provisions of the MCA regarding insurance and the mandatory disclosures have not been complied with, the director or employee will be personally liable to the company for the cost of effecting the insurance, unless the director or employee proves that it was fair to the company at the time the insurance was effected.

        Flextronics International Asia-Pacific Ltd, Flextronics Sales & Marketing (A-P) Ltd., Flextronics Sales & Marketing Consumer Digital Ltd., and Flextronics Telecom Systems Ltd—The provisions in the Constitution of each Flextronics International Asia-Pacific Ltd, Flextronics Sales & Marketing (A-P) Ltd., Flextronics Sales & Marketing Consumer Digital Ltd., and Flextronics Telecom Systems Ltd as regards the indemnification of directors/employees reflect the stipulations of the MCA, outlined above.

Labuan Registrants

        The following registrants are companies organized under the laws of the Federal Territory of Labuan, Malaysia: Flextronics Marketing (L) Ltd. and Flextronics Sales & Marketing North Asia (L) Ltd.

        The Labuan Companies Act 1990 (the "LCA") contains no provision or restriction for indemnification.

        Flextronics Marketing (L) Ltd. and Flextronics Sales & Marketing North Asia (L) Ltd—The articles of association of Flextronics Marketing (L) Ltd. and Flextronics Sales & Marketing North Asia (L) Ltd provide that subject to the provisions of the LCA and any other statute for the time being in force every director or other officer of the company shall be entitled to be indemnified out of the assets of the company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the company in the execution of the duties of his office, or in relation thereto provided that such duties were discharged in accordance with the duties of officers as prescribed by the LCA.

Netherlands Registrant

        The following registrant is a private company organized under the laws of the Netherlands: Flextronics International Europe B.V.

        Pursuant to the Dutch Civil Code (the "DCC") (in Dutch: Burgerlijk Wetboek), as a general rule, managing directors are not personally liable for the actions that they perform on behalf of a company, because a private company with limited liability is considered to be a separate legal person which is liable for its acts or its failure to act. However, under certain circumstances, a managing director may be held personally liable on behalf of the company. Dutch law contains various specific statutory provisions on the personal civil law liability of managing directors.

        Dutch law provides for a distinction between the internal and external liability of managing directors. The internal liability is considered to be the liability of the managing director vis-à-vis the company. The external liability is the liability of the managing director vis-à-vis third parties, such as creditors, the industrial social insurance board (in Dutch: bedrijfsvereniging) and the tax authorities.

        The internal liability is regulated in Book 2, Section 9 of the DCC, each managing director is under an obligation vis-à-vis the company to perform his duties properly. The managing director is only liable for the improper performance of duties if he has failed imputably in the performance of his task and this failure can be attributed to him (in Dutch: "ernstig verwijt"). The improper performance of duties can be in the form of acts or omissions in violation of the law or the articles of association or acts that no reasonable managing directors could have come to. Whether a managing director performed his duties improperly and whether he is seriously to blame for that must be assessed on the basis of all circumstances of the case.

        The general meeting of shareholders (and in certain cases, the supervisory board) may grant discharge from liability to the managing directors. A discharge precludes internal liability, but not external liability. In principle, a discharge granted to a managing director for the policy conducted by him in a certain period prevents the company from holding him liable in that regard. Note that a resolution to grant discharge, usually only serves to discharge the managing director from liability for policy insofar as said policy is apparent from the annual report and the accounts. In addition, in certain cases, a managing director cannot reasonably and fairly invoke a discharge granted and a court may annul a resolution to grant discharge at the request of an interested party, on account of it being contrary to reasonableness and fairness or within the framework of inquiry proceedings.

        External liability may inter alia result from (i) acts or omissions that can be deemed to constitute an unlawful act within the meaning of Book 6, Section 162 of the DCC, (ii) in the event of the company's bankruptcy, improper performance by the managing director of their duties if it is plausible that this improper performance is an important cause of the bankruptcy (pursuant to Book 2, Section 248 of the DCC) (iii) misleading information and misrepresentation of the company in the annual accounts, the interim figures or annual report (pursuant to Book 2, Section 249 of the DCC), (iv) non-fulfillment of the notification obligation or non-payment of tax debts, social insurance contributions and contributions to the company pension fund (pursuant to the Second Act on the Prevention of Abuse of Corporations (in Dutch: Tweede Anti-Misbruikwet)).

        Flextronics International Europe B.V.—It is possible that the Articles of Association contain provisions about the insurance or indemnification of managing directors against claims and demands arising out of, or in connection with, the performance of their duties in their capacity as managing director of a company. However, the Articles of Association of Flextronics International Europe B.V. do not contain any such provision.

        In addition, it is possible to insure the personal liability risk of managing directors for improper management (sometimes referred to as a director and officer liability insurance). However, Flextronics International Europe B.V. has not made known to us that it has such liability insurance.

Hungary Registrant

        The following registrant is a company organized under the laws of Hungary: Flextronics International Kft. (registered seat: 8660 Tab, Munkás utca 28., Hungary).

        Subsection 5 Section 30 of Act IV of 2006 on Business Associations entitles Hungarian companies to grant discharge of liability to their executive officers. According to this section, a company's Articles of Association may contain provisions for the company's supreme body to evaluate on an annual basis the work of the executive officers in the previous financial year, and to decide whether to grant a discharge of liability.

        By granting a discharge of liability the supreme body verifies that the executive officers performed their duties during the period under review by prioritizing the company's interest. The discharge of liability shall be abolished in the event of a subsequent court ruling declaring the information based on which the discharge of liability was granted false or insufficient.

        Flextronics International Kft.—The Articles of Association of Flextronics International Kft. refer to the provision discussed above. According to the Articles of Association of Flextronics International Kft., the Members' Meeting may provide, at its sole discretion, the directors with 'indemnity declarations' (i.e. discharge of liability) after the approval of each annual financial statement of Flextronics International Kft., stating that the directors acted in the best interest of Flextronics International Kft. during the period effected by such financial statement.

Item 21.    Exhibits and Financial Statement Schedules.

(a)

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
3.01	Memorandum of Association, as amended	10-K	000-23354	05-29-07	3.01
3.02	Amended and Restated Articles of Association of Flextronics International Ltd.	8-K	000-23354	10-11-06	3.01
3.03	Certificate of Formation of Flextronics America, LLC, as amended	S-4	333-189496	06-20-13	3.03
3.04	Amended and Restated Operating Agreement of Flextronics America, LLC	S-4	333-189496	06-20-13	3.04
3.05	Articles of Incorporation of Flextronics Logistics USA, Inc.	S-4	333-189496	06-20-13	3.05
3.06	Bylaws of Flextronics Logistics USA, Inc., as amended	S-4	333-189496	06-20-13	3.06
3.07	Amended and Restated Articles of Incorporation of Flextronics International USA, Inc.	S-4	333-189496	06-20-13	3.07
3.08	Bylaws of Flextronics International USA, Inc., as amended	S-4	333-189496	06-20-13	3.08
3.09	Certificate of Incorporation of Flextronics International Asia-Pacific Ltd	S-4	333-189496	06-20-13	3.09
3.10	Constitution of Flextronics International Asia-Pacific Ltd	S-4	333-189496	06-20-13	3.10
3.11	Certificate of Incorporation of Flextronics Sales & Marketing (A-P) Ltd., as amended	S-4	333-189496	06-20-13	3.11
3.12	Constitution of Flextronics Sales & Marketing (A-P) Ltd.	S-4	333-189496	06-20-13	3.12
3.13	Certificate of Incorporation of Flextronics Sales and Marketing Consumer Digital Ltd.	S-4	333-189496	06-20-13	3.13
3.14	Constitution of Flextronics Sales and Marketing Consumer Digital Ltd.	S-4	333-189496	06-20-13	3.14
3.15	Certificate of Incorporation of Flextronics Telecom Systems Ltd	S-4	333-189496	06-20-13	3.15
3.16	Constitution of Flextronics Telecom Systems Ltd	S-4	333-189496	06-20-13	3.16
3.17	Certificate of Incorporation of Flextronics Sales & Marketing North Asia (L) Ltd	S-4	333-189496	06-20-13	3.17
3.18	Memorandum and Articles of Association of Flextronics Sales & Marketing North Asia (L) Ltd	S-4	333-189496	06-20-13	3.18

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
3.19	Certificate of Incorporation of Flextronics Marketing (L) Ltd.	S-4	333-189496	06-20-13	3.19
3.20	Memorandum and Articles of Association of Flextronics Marketing (L) Ltd.	S-4	333-189496	06-20-13	3.20
3.21	Deed of Incorporation of Flextronics International Europe B.V. (English translation from Dutch)	S-4	333-189496	06-20-13	3.21
3.22	Amended Articles of Association of Flextronics International Europe B.V. (English translation from Dutch)	S-4	333-189496	06-20-13	3.22
3.23	Articles of Association of Flextronics International Kft.	S-4	333-189496	06-20-13	3.23
4.01	Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	8-K	000-23354	10-24-11	10.01
4.02	Term Loan Agreement, dated as of October 1, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto	8-K	000-23354	10-05-07	10.1
4.03	Amendment No. 1 to Term Loan Agreement, dated as of October 22, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, and the Lenders party thereto	10-Q	000-23354	02-08-08	10.01
4.04	Amendment No. 2 to Term Loan Agreement, dated as of December 28, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, and the Lenders party thereto	10-Q	000-23354	02-08-08	10.02

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
4.05	Amendment No. 1 dated September 10, 2012 to Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	10-Q	000-23354	10-26-12	4.01
4.06	Amendment No. 2 dated September 28, 2012 to Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	10-Q	000-23354	10-26-12	4.02
4.07	Indenture, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors party thereto and U.S. Bank National Association, as Trustee	8-K	000-23354	02-22-13	4.01
4.08	Form of 4.625% Note due 2020	8-K	000-23354	02-22-13	4.02
4.09	Form of 5.000% Note due 2023	8-K	000-23354	02-22-13	4.03
4.10	Registration Rights Agreement, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein	8-K	000-23354	02-22-13	4.04
4.11	First Supplemental Indenture, dated as of March 28, 2013, among Flextronics International Ltd., the Guarantor party thereto and U.S. Bank National Association, as Trustee, to the Indenture, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors party thereto and U.S. Bank National Association, as Trustee, related to the 4.625% Notes due 2020 and 5.000% Notes due 2023	10-K	000-23354	05-28-13	4.11
5.01	Legal opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP					X
5.02	Legal opinion of Allen & Gledhill LLP					X
5.03	Legal opinion of C&A Law	S-4	333-189496	06-20-13	5.03
5.04	Legal opinion of Rahmat Lim & Partners					X

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
5.05	Legal opinion of Lexence N.V.	S-4	333-189496	06-20-13	5.05
5.06	Legal opinion of Faludi Wolf Theiss					X
12.01	Statement Regarding Computation of Ratio of Earnings to Fixed Charges	S-4	333-189496	06-20-13	12.01
21.01	Subsidiaries of Flextronics International Ltd.	10-K	000-23354	05-28-13	21.01
23.01	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.01)					X
23.02	Consent of Allen & Gledhill LLP (included in Exhibit 5.02)					X
23.03	Consent of C&A Law (included in Exhibit 5.03)	S-4	333-189496	06-20-13	23.03
23.04	Consent of Rahmat Lim & Partners (included in Exhibit 5.04)					X
23.05	Consent of Lexence N.V. (included in Exhibit 5.05)	S-4	333-189496	06-20-13	23.05
23.06	Consent of Faludi Wolf Theiss (included in Exhibit 5.06)					X
23.07	Consent of Deloitte & Touche LLP					X
24.01	Powers of Attorney (included on the signature pages to the initial filing of the Form S-4)	S-4	333-189496	06-20-13
25.01	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee	S-4	333-189496	06-20-13	25.01
99.01	Form of Letter of Transmittal	S-4	333-189496	06-20-13	99.01
99.02	Form of Letter to Clients	S-4	333-189496	06-20-13	99.02
99.03	Form of Letter to Brokers	S-4	333-189496	06-20-13	99.03
(b)
Financial Statement Schedules

        "Schedule II—Valuation and Qualifying Accounts" is hereby incorporated by reference to Item 15(a)(2) of the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 filed by Flextronics International Ltd. with the Securities and Exchange Commission on May 28, 2013.

Item 22.    Undertakings.

        (a)   Each undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

            (i)    If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)   Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (e)   Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 22, 2013.

FLEXTRONICS INTERNATIONAL LTD.
By:	/s/ MICHAEL M. MCNAMARA
	Name:	Michael M. McNamara
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL M. MCNAMARA Michael M. McNamara	Chief Executive Officer and Director (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Christopher Collier	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* H. Raymond Bingham	Chairman of the Board	July 22, 2013
* James A. Davidson	Director	July 22, 2013
* Daniel H. Schulman	Director	July 22, 2013
* Willy Shih, Ph.D.	Director	July 22, 2013
* Lay Koon Tan	Director	July 22, 2013
* William D. Watkins	Director	July 22, 2013
* Lawrence A. Zimmerman	Director	July 22, 2013

*By:	/s/ MICHAEL M. MCNAMARA
	Name:	Michael M. McNamara
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 22, 2013.

FLEXTRONICS AMERICA, LLC
By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Manager

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	President (Principal Executive Officer)	July 22, 2013
/s/ CHRISTOPHER COLLIER Christopher Collier	Chief Financial Officer and Manager (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* David Bennett	Manager	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 22, 2013.

FLEXTRONICS INTERNATIONAL USA, INC.
By:	/s/ TIMOTHY STEWART
	Name:	Timothy Stewart
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	President and Director (Principal Executive Officer)	July 22, 2013
/s/ CHRISTOPHER COLLIER Christopher Collier	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 22, 2013.

FLEXTRONICS LOGISTICS USA, INC.
By:	/s/ TIMOTHY STEWART
	Name:	Timothy Stewart
	Title:	Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer)	July 22, 2013
/s/ CHRISTOPHER COLLIER Christopher Collier	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Tom Wright	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS INTERNATIONAL ASIA-PACIFIC LTD
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Tommy Lo Seen Chong	Director	July 22, 2013
* Man Kiow Chan Kan Cheong	Director	July 22, 2013
* Lim Mei Choo	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS SALES & MARKETING (A-P) LTD.
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Tommy Lo Seen Chong	Director	July 22, 2013
* Man Kiow Chan Kan Cheong	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS SALES & MARKETING CONSUMER DIGITAL LTD.
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Tommy Lo Seen Chong	Director	July 22, 2013
* Man Kiow Chan Kan Cheong	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS TELECOM SYSTEMS LTD
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Tommy Lo Seen Chong	Director	July 22, 2013
* Man Kiow Chan Kan Cheong	Director	July 22, 2013
* Lim Mei Choo	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS MARKETING (L) LTD.
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Lim Mei Choo	Director	July 22, 2013
* Robert McCafferty	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Klang, Malaysia on July 22, 2013.

FLEXTRONICS SALES & MARKETING NORTH ASIA (L) LTD
By:	/s/ MANNY MARIMUTHU
	Name:	Manny Marimuthu
	Title:	Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Manny Marimuthu	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Lim Mei Choo	Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Austria on July 22, 2013.

FLEXTRONICS INTERNATIONAL EUROPE B.V.
By:	/s/ MARK J. SAVAGE
	Name:	Mark J. Savage
	Title:	Managing Director

By:	/s/ ROBERT MCCAFFERTY
	Name:	Robert McCafferty
	Title:	Managing Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Mark Hetenyi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Robert McCafferty	Managing Director	July 22, 2013
* Mark J. Savage	Managing Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, Austria on July 22, 2013.

FLEXTRONICS INTERNATIONAL KFT.
By:	/s/ MARK HETENYI
	Name:	Mark Hetenyi
	Title:	Managing Director

By:	/s/ ROBERT MCCAFFERTY
	Name:	Robert McCafferty
	Title:	Managing Director

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael M. McNamara	Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	July 22, 2013
* Mark Hetenyi	Chief Financial Officer and Managing Director (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013
* Agnes Botos	Managing Director	July 22, 2013
* Csaba Hadas	Managing Director	July 22, 2013
* Robert McCafferty	Managing Director	July 22, 2013

Signature	Title	Date

* Gabor Gergely Rakosa	Managing Director	July 22, 2013

*By:	/s/ CHRISTOPHER COLLIER
	Name:	Christopher Collier
	Title:	Attorney-in-Fact

EXHIBIT INDEX

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
3.01	Memorandum of Association, as amended	10-K	000-23354	05-29-07	3.01
3.02	Amended and Restated Articles of Association of Flextronics International Ltd.	8-K	000-23354	10-11-06	3.01
3.03	Certificate of Formation of Flextronics America, LLC, as amended	S-4	333-189496	06-20-13	3.03
3.04	Amended and Restated Operating Agreement of Flextronics America, LLC	S-4	333-189496	06-20-13	3.04
3.05	Articles of Incorporation of Flextronics Logistics USA, Inc.	S-4	333-189496	06-20-13	3.05
3.06	Bylaws of Flextronics Logistics USA, Inc., as amended	S-4	333-189496	06-20-13	3.06
3.07	Amended and Restated Articles of Incorporation of Flextronics International USA, Inc.	S-4	333-189496	06-20-13	3.07
3.08	Bylaws of Flextronics International USA, Inc., as amended	S-4	333-189496	06-20-13	3.08
3.09	Certificate of Incorporation of Flextronics International Asia-Pacific Ltd	S-4	333-189496	06-20-13	3.09
3.10	Constitution of Flextronics International Asia-Pacific Ltd	S-4	333-189496	06-20-13	3.10
3.11	Certificate of Incorporation of Flextronics Sales & Marketing (A-P) Ltd., as amended	S-4	333-189496	06-20-13	3.11
3.12	Constitution of Flextronics Sales & Marketing (A-P) Ltd.	S-4	333-189496	06-20-13	3.12
3.13	Certificate of Incorporation of Flextronics Sales and Marketing Consumer Digital Ltd.	S-4	333-189496	06-20-13	3.13
3.14	Constitution of Flextronics Sales and Marketing Consumer Digital Ltd.	S-4	333-189496	06-20-13	3.14
3.15	Certificate of Incorporation of Flextronics Telecom Systems Ltd	S-4	333-189496	06-20-13	3.15
3.16	Constitution of Flextronics Telecom Systems Ltd	S-4	333-189496	06-20-13	3.16
3.17	Certificate of Incorporation of Flextronics Sales & Marketing North Asia (L) Ltd	S-4	333-189496	06-20-13	3.17
3.18	Memorandum and Articles of Association of Flextronics Sales & Marketing North Asia (L) Ltd	S-4	333-189496	06-20-13	3.18
3.19	Certificate of Incorporation of Flextronics Marketing (L) Ltd.	S-4	333-189496	06-20-13	3.19
3.20	Memorandum and Articles of Association of Flextronics Marketing (L) Ltd.	S-4	333-189496	06-20-13	3.20

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
3.21	Deed of Incorporation of Flextronics International Europe B.V. (English translation from Dutch)	S-4	333-189496	06-20-13	3.21
3.22	Amended Articles of Association of Flextronics International Europe B.V. (English translation from Dutch)	S-4	333-189496	06-20-13	3.22
3.23	Articles of Association of Flextronics International Kft.	S-4	333-189496	06-20-13	3.23
4.01	Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	8-K	000-23354	10-24-11	10.01
4.02	Term Loan Agreement, dated as of October 1, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, Citigroup Global Markets Inc., as Sole Lead Arranger, Bookrunner and Syndication Agent and the Lenders from time to time party thereto	8-K	000-23354	10-05-07	10.1
4.03	Amendment No. 1 to Term Loan Agreement, dated as of October 22, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, and the Lenders party thereto	10-Q	000-23354	02-08-08	10.01
4.04	Amendment No. 2 to Term Loan Agreement, dated as of December 28, 2007, among Flextronics International Ltd., as a Borrower, Flextronics International USA, Inc., as U.S. Borrower, Citicorp North America, Inc., as Administrative Agent, and the Lenders party thereto	10-Q	000-23354	02-08-08	10.02
4.05	Amendment No. 1 dated September 10, 2012 to Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	10-Q	000-23354	10-26-12	4.01

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
4.06	Amendment No. 2 dated September 28, 2012 to Credit Agreement, dated as of October 19, 2011, by and among Flextronics International Ltd. and certain of its subsidiaries as borrowers, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and the other Lenders party thereto	10-Q	000-23354	10-26-12	4.02
4.07	Indenture, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors party thereto and U.S. Bank National Association, as Trustee	8-K	000-23354	02-22-13	4.01
4.08	Form of 4.625% Note due 2020	8-K	000-23354	02-22-13	4.02
4.09	Form of 5.000% Note due 2023	8-K	000-23354	02-22-13	4.03
4.10	Registration Rights Agreement, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the initial purchasers named therein	8-K	000-23354	02-22-13	4.04
4.11	First Supplemental Indenture, dated as of March 28, 2013, among Flextronics International Ltd., the Guarantor party thereto and U.S. Bank National Association, as Trustee, to the Indenture, dated as of February 20, 2013, by and between Flextronics International Ltd., the Guarantors party thereto and U.S. Bank National Association, as Trustee, related to the 4.625% Notes due 2020 and 5.000% Notes due 2023	10-K	000-23354	05-28-13	4.11
5.01	Legal opinion of Curtis, Mallet-Prevost, Colt & Mosle LLP					X
5.02	Legal opinion of Allen & Gledhill LLP					X
5.03	Legal opinion of C&A Law	S-4	333-189496	06-20-13	5.03
5.04	Legal opinion of Rahmat Lim & Partners					X
5.05	Legal opinion of Lexence N.V.	S-4	333-189496	06-20-13	5.05
5.06	Legal opinion of Faludi Wolf Theiss					X
12.01	Statement Regarding Computation of Ratio of Earnings to Fixed Charges	S-4	333-189496	06-20-13	12.01
21.01	Subsidiaries of Flextronics International Ltd.	10-K	000-23354	05-28-13	21.01
23.01	Consent of Curtis, Mallet-Prevost, Colt & Mosle LLP (included in Exhibit 5.01)					X

			Incorporated by Reference
					Exhibit No.	Filed Herewith
Exhibit No.	Exhibit	Form	File No.	Filing Date
23.02	Consent of Allen & Gledhill LLP (included in Exhibit 5.02)					X
23.03	Consent of C&A Law (included in Exhibit 5.03)	S-4	333-189496	06-20-13	23.03
23.04	Consent of Rahmat Lim & Partners (included in Exhibit 5.04)					X
23.05	Consent of Lexence N.V. (included in Exhibit 5.05)	S-4	333-189496	06-20-13	23.05
23.06	Consent of Faludi Wolf Theiss (included in Exhibit 5.06)					X
23.07	Consent of Deloitte & Touche LLP					X
24.01	Powers of Attorney (included on the signature pages to the initial filing of the Form S-4)	S-4	333-189496	06-20-13
25.01	Statement of Eligibility on Form T-1 of U.S. Bank National Association, as Trustee	S-4	333-189496	06-20-13	25.01
99.01	Form of Letter of Transmittal	S-4	333-189496	06-20-13	99.01
99.02	Form of Letter to Clients	S-4	333-189496	06-20-13	99.02
99.03	Form of Letter to Brokers	S-4	333-189496	06-20-13	99.03